EXECUTION VERSION

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

NETWORK DRIVE AT NORTHWEST PARK

LEASE AGREEMENT

NDB PROPERTY OWNER 2, L.P.
(AS LANDLORD)

AND

VERICEL CORPORATION
(AS TENANT)

FOR PREMISES AT

25 NETWORK DRIVE
BURLINGTON, MASSACHUSETTS

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TABLE OF CONTENTS

TABLE OF CONTENTS			I
ARTICLE 1 REFERENCE DATA			1
1.1		SUBJECT REFERRED TO	1
1.2		EXHIBITS	4
ARTICLE 2 PREMISES AND TERM			5
2.1		PREMISES	5
2.2		TERM	6
2.3		EXTENSION OPTION	6
2.4		PERMITTING CONTINGENCY	8
ARTICLE 3 IMPROVEMENTS			10
3.1		CONSTRUCTION OF BUILDING AND PERFORMANCE OF LANDLORD’S WORK	10
3.2		CONSTRUCTION SCHEDULE; TURNOVER DATE	10
3.3		PLANS AND SPECIFICATIONS FOR LANDLORD’S WORK	11
3.4		TENANT DELAY	11
3.5		TENANT’S WORK	12
3.6		TENANT’S PLANS	13
3.7		TI ALLOWANCE	13
3.8		TENANT’S CHANGES AFFECTING LANDLORD’S WORK	15
3.9		CHANGES TO THE TIW	16
3.10		MECHANIC’S LIENS	16
3.11		TENANT’S EQUIPMENT	16
3.12		DELAYS	17
ARTICLE 4 RENT			17
4.1		THE FIXED RENT	17
4.2		ADDITIONAL RENT	18
	4.2.1	Real Estate Taxes	18
	4.2.2	Personal Property Taxes	20
	4.2.3	Operating Costs	20
	4.2.4	Audit Right	25
	4.2.5	Insurance	26
	4.2.6	Utilities	28
4.3		LATE PAYMENT OF RENT	28
4.4		LETTER OF CREDIT	28
	4.4.1	Amount of Letter of Credit; Security Deposit	28
	4.4.2	Renewal of Letter of Credit	29
	4.4.3	Draws to Cure Defaults; Application of Security Deposit	29
	4.4.4	Payment of Damages	29
	4.4.5	Issuing Bank	30
	4.4.6	Draws for Failure to Deliver Substitute Letter of Credit	30
	4.4.7	Transferability	30
	4.4.8	End of Term	30
	4.4.9	Reduction in Letter of Credit Amount	31
ARTICLE 5 LANDLORD’S COVENANTS			31
5.1		AFFIRMATIVE COVENANTS	31
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	5.1.1	Repairs	31
	5.1.2	Heat and Air-Conditioning	32
	5.1.3	Electricity	32
	5.1.4	Water	32
	5.1.5	Elevators; Life Safety	32
	5.1.6	Landscaping; Snow Removal	32
	5.1.7	Insurance	33
5.2	INTERRUPTION		33
5.3	INDEMNIFICATION BY LANDLORD		35
5.4	LANDLORD’S ESTOPPEL		35
5.5	ACCESS		36
ARTICLE 6 TENANT’S ADDITIONAL COVENANTS			36
6.1	AFFIRMATIVE COVENANTS		36
	6.1.1	Perform Obligations	36
	6.1.2	Use	36
	6.1.3	Repair and Maintenance	36
	6.1.4	Compliance with Law	37
	6.1.5	Indemnification	37
	6.1.6	Landlord’s Right to Enter	38
	6.1.7	Personal Property at Tenant’s Risk	38
	6.1.8	Payment of Costs of Enforcement	38
	6.1.9	Yield-Up; Holdover	38
	6.1.10	Rules and Regulations	40
	6.1.11	Estoppel Certificate	41
	6.1.12	Tenant’s Access and Security	41
6.2	NEGATIVE COVENANTS		41
	6.2.1	Assignment and Subletting	41
	6.2.2	Nuisance	45
	6.2.3	Intentionally Omitted	45
	6.2.4	Floor Load; Heavy Equipment	45
	6.2.5	Installation, Alterations or Additions	45
	6.2.6	Support Equipment	47
	6.2.7	Rooftop Equipment	47
	6.2.8	Abandonment	49
	6.2.9	Signs	49
	6.2.10	Parking and Storage	49
ARTICLE 7 CASUALTY OR TAKING			49
7.1	TERMINATION IN THE EVENT OF A CASUALTY		49
7.2	RESTORATION REQUIRED		51
7.3	AWARD		51
7.4	SUBSTANTIAL TAKING		52
7.5	RECONSTRUCTION FOLLOWING A TAKING		52
ARTICLE 8 DEFAULTS			52
8.1	EVENTS OF DEFAULT		52
8.2	REMEDIES		53
8.3	REMEDIES CUMULATIVE		54
8.4	LANDLORD’S RIGHT TO CURE DEFAULTS		54
8.5	EFFECT OF WAIVERS OF DEFAULT		55
8.6	NO WAIVER, ETC		55
8.7	NO ACCORD AND SATISFACTION		55
ARTICLE 9 RIGHTS OF MORTGAGE HOLDERS			55
9.1	RIGHTS OF MORTGAGE HOLDERS		55
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9.2	LEASE SUBORDINATION	56
ARTICLE 10 HAZARDOUS MATERIALS		56
10.1	NO RELEASES OF HAZARDOUS MATERIALS	56
10.2	NOTICES OF RELEASE OF HAZARDOUS MATERIALS	57
10.3	LANDLORD’S RIGHT TO INSPECT	57
10.4	LANDLORD’S RIGHT TO AUDIT	57
10.5	TENANT AUDIT	58
10.6	REMEDIATION	58
10.7	TENANT’S REPORTING REQUIREMENTS; MANAGEMENT AND SAFETY PLAN	58
10.8	INDEMNIFICATION	58
ARTICLE 11 MISCELLANEOUS PROVISIONS		59
11.1	NOTICES FROM ONE PARTY TO THE OTHER	59
11.2	QUIET ENJOYMENT	59
11.3	LEASE NOT TO BE RECORDED; NOTICE OF LEASE	59
11.4	LIMITATION OF LANDLORD’S LIABILITY	59
11.5	FORCE MAJEURE	60
11.6	LANDLORD’S DEFAULT	60
11.7	RELATIONSHIP OF THE PARTIES	60
11.8	CONFIDENTIALITY AGREEMENT	60
11.9	BROKERAGE	61
11.10	APPLICABLE LAW AND CONSTRUCTION; MERGER; JURY TRIAL	61
11.11	CONSENTS	61
11.12	AUTHORITY	61
11.13	COUNTERPARTS	62
11.14	OFAC COMPLIANCE	62

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L E A S E AGREEMENT

ARTICLE 1
Reference Data

1.1 Subject Referred To.

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

Effective Date:	January 28, 2022

Building:	The four-story building containing approximately 246,373 rentable square feet of floor area to be constructed in Burlington Massachusetts, approximately in the area shown on Exhibit A-1 attached hereto. The Building is located on the parcel of land more fully described in the legal description attached hereto as Exhibit A (the Building and such parcel of land are hereinafter referred to as the “Property).

Premises:	A portion of the Building consisting of four floors, approximately as depicted on Exhibit A-1 attached hereto. The Premises are located within the office park in Burlington, Massachusetts known as “Network Drive at Northwest Park” (the “Park”). The street address for the Premises is 25 Network Drive, Burlington, MA 01803.

Rentable Floor Area of the Premises:
Approximately 125,749 rentable square feet comprised of :
1st Floor: 47,187 rentable square feet
2nd Floor: 26,196 rentable square feet
3rd Floor: 42,126 rentable square feet
4th Floor: 10,240 rentable square feet

Landlord:	NDB Property Owner 2, L.P.

Original Notice Address of Landlord:	c/o Nordblom Management Company, Inc.
71 Third Avenue
Burlington, Massachusetts 01803

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Tenant:	Vericel Corporation, a Michigan corporation

Original Notice Address of Tenant:	25 Network Drive Burlington, MA 01803

Commencement Date:	The Turnover Date.

Expiration Date:	The last day of the 12th Lease Year (as defined in Section 2.2).

Preliminary Construction Schedule:	The preliminary construction schedule prepared by The Richmond Group dated October 21, 2021, and entitled “Preliminary Schedule, 25 Network Drive, Burlington, New Building & Vericel”

Estimated Construction Milestone Dates:[1]

(a) Anticipated Turnover Date:	Three hundred sixty-five (365) days from commencement of the Building core and shell work (Task line 182 in the Preliminary Construction Schedule).

(b) Anticipated Date of Commencement of Building Core and Shell Work:	February 28, 2022. (Task line 93 in the Preliminary Construction Schedule).

(c) Anticipated Date of Commencement of the TIW:	Twelve (12) months from the actual commencement of Building core and shell work. (Task line 182 in the Preliminary Construction Schedule).

(d) Anticipated Date of Completion of the Building Core and Shell Work:	Fifteen (15) months from the actual commencement of Building core and shell work. (Task line 140 in the Preliminary Construction Schedule).

1 This timeline is based on the Preliminary Construction Schedule and is subject to change once a final construction schedule is agreed to by Landlord and Tenant.

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(e) Anticipated Date of Completion of the TIW:	Thirteen (13) months from the actual Turnover Date. (Task line 182 [Finish] in the Preliminary Construction Schedule).

Rent Commencement Date:	The date that is earlier to occur of (i) thirteen (13) months from the Turnover Date, or (ii) the date on which Tenant first occupies the Premises, or any portion, for the conduct of its business.

Annual Fixed Rent Rate:	1st Lease Year:	$7,167,693.00
	2nd Lease Year:	$7,346,885.28
	3rd Lease Year:	$7,530,557.40
	4th Lease Year:	$7,718,821.44
	5th Lease Year:	$7,911,791.88
	6th Lease Year:	$8,109,586.68
	7th Lease Year:	$8,312,326.44
	8th Lease Year:	$8,520,134.52
	9th Lease Year:	$8,733,137.88
	10th Lease Year:	$8,951,466.36
	11th Lease Year:	$9,175,253.04
	12th Lease Year:	$9,404,634.36

Monthly Fixed Rent Rate:	1st Lease Year:	$597,307.75
	2nd Lease Year:	$612,240.44
	3rd Lease Year:	$627,546.45
	4th Lease Year:	$643,235.12
	5th Lease Year:	$659,315.99
	6th Lease Year:	$675,798.89
	7th Lease Year:	$692,693.87
	8th Lease Year:	$710,011.21
	9th Lease Year:	$727,761.49
	10th Lease Year:	$745,955.53
	11th Lease Year:	$764,604.42
	12th Lease Year:	$783,719.53

TI Allowance:	$25,149,800.00

Construction Escrow Agreement:	That certain Construction Escrow Agreement dated as of the date hereof by and among Landlord, Tenant and First American Title Insurance Company.

Letter of Credit Amount:	$5,973,078, subject to reduction in accordance with Section 4.4 of this Lease.

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Permitted Uses:	General business offices, cGMP operations, and biotechnology laboratories and other ancillary laboratory uses as permitted by applicable law (subject to issuance of a special use permit from the Town of Burlington and any other permits and approvals required by state and local governmental authorities and public agencies having jurisdiction).

Tenant’s Building Percentage Share:	The ratio of the Rentable Floor Area of the Premises to the total rentable area of the Building, which shall initially be deemed to be 51.04%.

Tenant’s Premises Percentage Share:	100%

Commercial General Liability Insurance Limits:	$1,000,000 per occurrence $2,000,000 general aggregate

Commercial Excess Liability and/or Umbrella Insurance Limits:	$5,000,000 general aggregate $5,000,000 per occurrence

1.2 Exhibits.

The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

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ARTICLE 2
Premises and Term

2.1 Premises. (a) Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, and of any rights, agreements, covenants, cross easements and restrictions, as the same may be amended from time to time, applicable to the Property, all of which Tenant and Landlord shall observe and perform insofar as the same are applicable to the Property. Excluded from the Premises are the roof (other than access expressly permitted under this Lease), the façade, and the exterior walls of the Building.

(b) Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to tenants of the Park made by Landlord from time to time of which Tenant is given notice: (i) common walkways, roadways, and driveways necessary for access to the Building and the Property, (ii) the common parking areas serving the Building, and (iii) all so-called common areas serving the Property for the benefit of tenants for access, egress and the like, and common amenities of the Park, including the common on-site cafeteria. The areas, facilities and amenities of the Park described in this Paragraph (b) are referred to as “Campus Common Areas.”

(c) Landlord reserves the right from time to time, without unreasonable interference with Tenant’s use of or access to the Premises: (i) to alter or relocate any portion of the Campus Common Areas, (ii) to make any repairs and replacements to the Premises which Landlord may deem necessary, and (iii) in connection with any excavation made upon adjacent land of Landlord or others, to enter, and to license others to enter, upon the Premises to do such work as the person causing such excavation deems necessary to preserve the wall of the Building from injury or damage and to support the same. Landlord shall not modify the Campus Common Areas in any manner that materially, adversely affects Tenant’s use of the Premises, obstructs or changes the means of access to the Premises (except as may be temporarily necessary during construction, in which case Landlord shall provide a reasonably convenient alternative means of access), or decreases the parking available to Tenant under Paragraph (d) below.

(d) Tenant shall be permitted, on an unreserved basis, and without any additional charge, to use up to 2.5 parking spaces per 1,000 rentable square feet of the Premises, in the surface parking area serving the Building, as shown on Exhibit A-1. Landlord shall have the right to modify or enhance the parking area, or any portion thereof so long as Tenant’s parking rights pursuant to this Paragraph (d) are not diminished and the parking ratio set forth in Section 2.1(d) is maintained. In no event shall Landlord grant any exclusive parking rights to any other tenants of the Building or allow any parties other than tenants of the Park and their guests, employees and contractors to use the parking areas depicted on Exhibit A-1. Additionally, Landlord shall provide no less than 8 visitor parking spaces in close proximity to the front entrance of the Premises. As more fully described in Section 3.10 of this Lease, Tenant shall also be entitled to install an emergency back-up generator, and chemical storage

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tanks, at Tenant’s sole cost and expense, in the outdoor areas on the Property shown on Exhibit A-1 attached hereto and subject to and in accordance with the terms and requirements of Sections 6.2.5 and 6.2.6 of this Lease.

(e) Tenant acknowledges that the site plan attached hereto as Exhibit A-1 is intended to show the approximate location and layout of the Building and Premises and shall not be treated as a representation that the Building shall contain an exact number of square feet as stated above or be precisely of the dimensions or shapes shown.

2.2 Term. TO HAVE AND TO HOLD for an original term (the “Original Term”) beginning on the Commencement Date and ending on the Expiration Date, unless sooner terminated as hereinafter provided. Subject to Section 3.12 of this Lease, if Landlord’s Work is not sufficiently completed by the Anticipated Turnover Date to the extent necessary to allow Tenant to commence the TIW (defined in Section 3.5), and certified as sufficiently completed by Landlord’s architect, because of a Tenant Delay (defined in Section 3.4), then the Turnover Date and consequently the Commencement Date shall be deemed to have occurred on the date that Landlord’s Work would have been certified as sufficiently completed by Landlord’s architect but for such Tenant Delay. When the Commencement Date, the Turnover Date, the 1st Lease Year, the Rent Commencement Date, and the Expiration Date have been determined, such dates shall be evidenced by a document, in the form attached hereto as Exhibit C, which Landlord shall complete and deliver to Tenant. Tenant shall notify Landlord of any disagreement therewith within ten (10) days of Tenant’s receipt of such document from Landlord. In the event Tenant does not respond with any notification within three (3) business days following a second notice from Landlord requesting the same (which may be sent by email), then such document shall be deemed conclusive.

The term “Lease Year” as used herein shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Rent Commencement Date if the Rent Commencement Date is the first day of a calendar month; if not, then the first Lease Year shall commence upon the first day of the calendar month immediately following the Rent Commencement Date. Each succeeding Lease Year shall commence upon the anniversary date of the first Lease Year. The period beginning on the Commencement Date and ending on the day before the Rent Commencement Date is referred to herein as the “Stub Period”. Tenant’s occupancy of the Premises during the Stub Period is solely for the conduct of the TIW and shall be on all the terms and conditions of this Lease, as applicable, including, without limitation, Article 3, Section 4.2 (Insurance Requirements), and Section 6.1.5 (Indemnification). However, Tenant shall not be required to pay Fixed Rent or Additional Rent on account of Operating Costs and Taxes during the Stub Period, but Tenant shall pay all costs and charges for all utilities that have been connected and metered to the Premises and fenced off, if applicable. Notwithstanding the foregoing, if Landlord has completed its base building work for the entire Building and Tenant has remaining TIW to perform, Tenant shall be responsible, at its sole cost and expense, for removal of snow and ice from any fenced off work area used by Tenant in the parking area serving the Building.

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2.3 Extension Option. (a) Tenant shall have the option (the “Extension Option”) to extend the Original Term of this Lease for one additional period of ten (10) years to begin immediately upon the expiration of the Original Term (the “Extended Term”), provided that as of the date of the Extension Notice (defined below) and as of the commencement of the Extended Term, Tenant shall be current in the payment of Rent (defined in Section 4.1 of this Lease) and shall not previously have been in monetary default beyond any applicable notice and cure period during the twelve (12)-month period immediately preceding the date of the Extension Notice. If so requested by Tenant, Landlord shall advise Tenant of any unpaid Rent or other sum due Landlord at the time the Extension Notice would be given.

If the above condition has not been satisfied, then the Extension Option shall be void and the Extension Notice previously sent by Tenant shall be nullified and of no effect. Notwithstanding anything to the contrary contained herein, Landlord hereby reserves the right, in its sole and absolute discretion, to waive any condition set forth this Section 2.3. No such waiver shall be effective unless communicated by Landlord to Tenant in writing and shall be used for the sole purpose of giving effect to the Extension Option and no other purpose.

(b) All of the terms, covenants and provisions of this Lease shall apply to the Extended Term except that the Annual Fixed Rent Rate for the Extended Term shall be the fair-market rental rate for renewals in comparable Class A laboratory space and GMP operations, in comparable buildings within a 10-mile radius of the Building as of the commencement of the Extended Term, taking into account all relevant market factors (“the Market Rate”), as designated by Landlord. If Tenant shall elect to exercise this Extension Option, it shall do so by giving Landlord written notice (the “Extension Notice”) of its election not less than fifteen (15) months or more than twenty-one (21) months prior to the expiration of the Original Term of this Lease, time being of the essence thereof. If timely and properly Tenant gives such notice and satisfies the conditions specified above, the extension of this Lease shall be automatically effected without the execution of any additional documents. Tenant’s Extension Option is personal to the initial named Tenant, Vericel Corporation, and may not be assigned under any circumstances, except in connection with a Permitted Transfer. The Original Term and the Extended Term shall be collectively referred to as the “Term” or the “term”.

(c) Not later than thirty (30) days following the giving of Tenant’s Extension Notice, Landlord shall notify Tenant of Landlord’s determination of the Market Rate for the Extended Term. Within fifteen (15) days after Landlord gives Tenant Landlord’s determination of the Market Rate, Tenant shall notify Landlord whether Tenant accepts or disputes such rate. If Tenant disagrees with Landlord’s determination, then Landlord and Tenant shall commence negotiations to agree upon the Market Rate. In any event, the Annual Fixed Rent Rate for the Extended Term shall not be less than the average of the net Fixed Rent in effect during the last five (5) Lease Years of the Original Term. If Landlord and Tenant are unable to reach agreement on the Market Rate within thirty (30) days after the date on which Landlord first gave Tenant Landlord’s proposal for the Market Rate, then the Market Rate shall be determined as provided below.

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(d) If Landlord and Tenant are unable to agree on the Market Rate by the end of said thirty (30)-day period, then within five (5) days thereafter, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the other estimate, then the Market Rate shall be the average of the two estimates. If the matter is not resolved by the exchange of estimates, then Market Rate shall be determined by an independent arbitrator as set forth below.

(e) Within seven (7) days after the exchange of estimates, the parties shall select, as an arbitrator, a mutually acceptable commercial real estate broker or appraiser licensed in the Commonwealth of Massachusetts specializing in the field of commercial office leasing in the Burlington area, having no less than ten (10) years’ experience (an “Approved Arbitrator”). If the parties cannot agree on such person, then within a second period of seven (7) days, each shall select one Approved Arbitrator and the two appointed Arbitrators shall, within five (5) days, select a third Approved Arbitrator who shall be the final decision-maker (the “Final Arbitrator”). If one party shall fail to timely make such appointment, then the person chosen by the other party shall be the sole arbitrator. Once the Final Arbitrator has been selected as provided for above, then, as soon thereafter as practicable, but in any case within fourteen (14) days after his or her appointment, the arbitrator shall determine the Market Rate by selecting either the Landlord’s estimate of Market Rate or the Tenant’s estimate of Market Rate. Such arbitrator must choose the proposed Market Rate that he/she determines is closest to the actual market rental rate for the Premises. There shall be no discovery or similar proceedings. The arbitrator’s decision as to which estimate shall be the Market Rate for the Extended Term shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall be the Annual Fixed Rent for the Extended Term. The costs of the Final Arbitrator will be equally divided between Landlord and Tenant. Any fees of any Approved Arbitrator or counsel engaged by Landlord or Tenant, however, shall be borne by the party that retained such Approved Arbitrator or counsel. If the dispute between the parties as to a market rate has not been resolved before the commencement of the Extended Term, then Tenant shall pay Fixed Rent under the Lease based upon the Fixed Rent at the rate per rentable square foot of floor area last paid under this Lease (increased by 2.5%) until either the agreement of the parties as to the market rate, or the decision of the Final Arbitrator, as the case may be, at which time Tenant shall pay any underpayment of Fixed Rent to Landlord. Once the Market Rate has been determined, the parties shall promptly execute an amendment to this Lease setting forth the Fixed Rent for the Premises during the Extended Term.

(f) With respect to any assignment or sublease during the Original Term of this Lease, such assignment shall not include the Extension Option granted to Tenant except in connection with a Permitted Transfer, and such sublease shall be for a term expiring no later than the Expiration Date.

2.3 Permitting Contingency.

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(a) Tenant is required to obtain a special use permit from the Town of Burlington necessary to conduct Tenant’s business operations and operate a biotechnology laboratory in the Premises (the “Special Permit”). Tenant, at its sole cost and expense, shall apply for and diligently take all necessary steps to obtain the Special Permit. Landlord shall assist and cooperate with Tenant in obtaining the Special Permit as Tenant reasonably requests, at no cost to Landlord. Tenant understands that while it is pursuing the Special Permit, Landlord is concurrently undertaking preliminary construction activities to stay on schedule and is incurring preliminary costs associated therewith. Landlord is willing to continue such preliminary construction activities provided Tenant agrees to indemnify Landlord for its costs of such construction activities between the Effective Date and February 28, 2022. The cost of Landlord’s construction activities subject to indemnification shall not exceed $2,500,000.00. Landlord reasonably estimates such costs to equal $1,813,949.00. Within five (5) days after the Effective Date, Tenant shall notify Landlord in writing whether Tenant agrees or declines to indemnify Landlord. If Tenant declines to indemnify Landlord as aforesaid, Landlord shall cease its preliminary construction activities. In that event, the date specified in the Approved Construction Schedule as the date for commencement of the Building core and shell work, and consequently all other milestone dates specified in the Approved Construction Schedule, shall each be postponed by one day for each day during the period commencing on February 28, 2022 and ending on the date the Special Permit is issued by the Town of Burlington, and the Approved Construction Schedule shall be appropriately revised.

(b) If Tenant does not obtain the Special Permit by February 28, 2022, then Landlord, in its sole discretion, may elect, without having any obligation to do so, to assume Tenant’s role in pursuing the issuance of the Special Permit and take all necessary steps required by the Town of Burlington, at Tenant’s cost. In that event, Tenant shall assist and cooperate with Landlord in obtaining the Special Permit by attending all meetings and providing all information required by the Town of Burlington, and shall use best efforts to provide in a timely manner any necessary documentation, including, without limitation, chemical lists, process and procedure documents, that may be required by the Town of Burlington. Additionally, Landlord shall delay commencement of the Building core and shell work until issuance of the Special Permit, and, unless previously postponed in accordance with Section 2.4(a), the date specified in the Approved Construction Schedule as the date for commencement of the Building core and shell work, and consequently all other milestone dates specified in the Approved Construction Schedule, shall each be postponed by one day for each day during the period commencing on February 28, 2022 and ending on the date the Special Permit is issued by the Town of Burlington, and the Approved Construction Schedule shall be appropriately revised.

(c) If the Special Permit has not been obtained by April 15, 2022, then either Landlord or Tenant may elect to terminate this Lease by giving written notice of termination to the other no later than April 18, 2022, with the effective date of termination being the date of the termination notice. If either party timely exercises its option to terminate this Lease, then on the effective termination date, this Lease shall terminate without the need for any further documentation and the parties shall have no further accruing liability or obligation to each other, except as set forth in paragraph (d) below.

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(d) Notwithstanding the foregoing, if this Lease is terminated by either party under the provisions of Section 2.4(c), then Tenant shall reimburse Landlord, as Additional Rent, for the actual cost of the preliminary construction activities Tenant had agreed to indemnify Landlord for. Within twenty (20) days of the effective date of early termination, Landlord will reconcile the estimated preliminary construction costs with the actual preliminary construction costs incurred by Landlord and will invoice Tenant for the actual costs incurred. Tenant will then reimburse Landlord within twenty (20) days after receipt of Landlord’s invoice for the actual costs.

(e) Notwithstanding such work stoppage permitted under this Section 2.4, the dates set for funding under the Construction Escrow Agreement shall not be postponed.

ARTICLE 3
Improvements

3.1 Construction of Building and Performance of Landlord’s Work. (a) Landlord shall, at its expense, cause to be performed the work to (i) construct the Building in approximately the location shown on the site plan attached hereto as Exhibit A-1, and substantially as described in Exhibit B attached hereto and incorporated herein by reference and further detailed in the drawing package prepared by Spagnolo Gisness & Assoc., dated December 3, 2021 and entitled “25 NWD cGMP” (the “Early Release Drawing Package”) and subsequently the final Construction Documents (defined in Section 3.3 below) (ii) make the site improvements on the Property, including the parking lot and access driveways generally in the locations shown on said Exhibit A-1, and (iii) perform the work described in the attached Exhibit B, the Early Release Drawing Package and subsequently the final Construction Documents, necessary to deliver the Premises to Tenant in the condition described in the Landlord/Tenant Work Matrix attached hereto as Exhibit B (all such work being hereafter called “Landlord’s Work”). All Landlord’s Work shall be done in a good and workmanlike manner employing good materials and so as to conform to all applicable building codes and applicable laws. Landlord shall have the right to substitute like-quality materials as required to meet availability schedules, without Tenant’s approval, provided that any change is consistent with Exhibit B attached hereto and the final Construction Documents.

3.2 Construction Schedule; Turnover Date. As of the Effective Date, Landlord and Tenant have agreed to the Preliminary Construction Schedule. Prior to the commencement of the Building core and shell work, Landlord, Tenant and their respective contractors and architects shall approve the final construction schedule which shall be consistent with the Preliminary Construction Schedule (attached hereto as Exhibit K) and the Estimated Construction Milestone Dates stated in Section 1.1 of this Lease. The final construction schedule approved by Landlord and Tenant shall be referred to herein as the “Approved Construction Schedule”. Time is of the essence in Tenant’s review and approval under this Section 3.2. Subject to events of Force Majeure (defined in Section 11.5 of this Lease) and any Tenant Delay,

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Landlord agrees to cause the Landlord’s Work to commence and thereafter be performed within the time periods provided in the Approved Construction Schedule. Landlord shall use diligence to cause Landlord’s Work to be sufficiently completed and the Premises to be sufficiently clear of debris to allow Tenant to access the Premises to commence and perform the TIW, as certified by Landlord’s architect as sufficiently completed, by the Anticipated Turnover Date or the date provided in the Approved Construction Schedule (if different). The date so certified by Landlord’s architect shall be the actual Turnover Date. Tenant understands that certain items of Landlord’s Work that will not interfere with the TIW may continue to be performed at the time the Premises are certified as sufficiently completed and turned over to Tenant, and that the Town of Burlington might not have issued all approvals and permits related to Landlord’s Work, but Tenant shall be given access nonetheless and the Turnover Date shall occur, provided that none of such outstanding approvals and permits are necessary for Tenant to occupy the Premises to commence and perform the TIW. Landlord shall notify Tenant at least sixty (60) days prior to the date Landlord estimates the actual Turnover Date shall occur.

3.3 Plans and Specifications for Landlord’s Work.

(a) Landlord shall cause its architects and engineers to prepare, at Landlord’s expense and taking into account Tenant’s requirements, architectural, mechanical, electrical, plumbing, fire protection and structural engineering schematic design plans, design development drawings and final construction plans for construction of the Building, installation of all improvements and all other Landlord’s Work as provided for in Exhibit B and the Early Release Drawing Package. The final construction plan package shall emanate from Exhibit B and the Early Release Drawing Package (the final construction plan package shall be referred to as the “Construction Documents”). The Construction Documents and all other plans shall comply with all applicable laws, codes, ordinances and regulations of the applicable governmental authorities having jurisdiction (including, without limitation, the applicable requirements of the Americans with Disabilities Act of 1990, and the regulations promulgated thereunder). The Construction Documents shall be prepared by Landlord’s architect, Spagnolo Gisness & Assoc., in strict compliance with Exhibit B.

(b) Landlord shall not initiate or otherwise make any changes to the Construction Documents (“Landlord Changes”) that would impact Tenant’s mechanical systems or layout unless Landlord first discusses the same with Tenant. Landlord and Tenant shall then collaborate to find a mutually acceptable solution to minimize or avoid such impact. Notwithstanding anything in this Section 3.3 to the contrary, Landlord shall be entitled to make “Minor Field Changes” (as hereinafter defined) that are necessary to complete Landlord’s Work and that result from conditions first discovered during the course of construction, or to substitute materials to meet availability schedules, or on account of the exercise of regulatory action by the Town of Burlington or any other applicable governmental authority, or other minor changes that do not affect Tenant’s mechanical systems or layout of the Premises. For purposes of this Lease, “Minor Field Changes” means any minor changes to Landlord’s Work, provided that the same satisfy all of the following conditions and requirements: (i) the same comply with all applicable laws; (ii) with respect to any substitution, elimination or

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replacement of materials, such substituted materials are of equal or superior quality, durability and (if applicable) warranty, to the materials which are being replaced, and the substitution shall not change or materially diminish the appearance, accessibility, or use of the Premises, (collectively, the “Landlord Change Conditions”). Landlord shall from time to time, respond to any inquiries from Tenant’s representative regarding Minor Field Changes, and upon written request from Tenant furnish to Tenant’s representative a log or other written description of all Minor Field Changes performed by or on behalf of Landlord. Landlord shall pay all costs and expenses resulting from the implementation of any Landlord Changes.

3.4 Tenant Delay. The phrase, “Tenant Delay” shall be defined as any delay in the performance of Landlord’s Work actually caused by (i) Tenant’s failure to complete Tenant’s Plans where such failure delays Landlord’s ability to commence Landlord’s Work by February 28, 2022, (ii) any changes to any Tenant plans, including the Final Plans, made by Tenant, or any Tenant’s Change (hereinafter defined in Section 3.8), or any request by Tenant to postpone or change a component of Landlord’s Work, in any case for which Landlord identifies a specified period of delay in Landlord’s ability to meet milestone dates in the Approved Construction Schedule, specifically including the stated Turnover Date, at the time of its approval and for which Tenant does not withdraw such change in any plans, or any Tenant’s Change pursuant to Section 3.8, or requested postponement to avoid delay, (iii) the delay of Tenant or its architects and engineers in providing or supplying information reasonably required by Landlord or its general contractor or the Town of Burlington by the dates stipulated in the Approved Construction Schedule, or in any other instance if no time period is specified, then within three (3) business days after request therefor, (iv) any failure by any contractors employed by Tenant including, without limitation, contractors furnishing telecommunications, data processing or other service or equipment directly to Tenant (and not via Landlord’s contractors) to comply with the agreed upon timetables for coordination of the parties’ respective components of work, as set forth in the Approved Construction Schedule or established at on-site or virtual progress meetings between Landlord’s representative and Tenant’s representative, each acting reasonably and in good faith, (v) any failure to comply with this Article 3, including failure by Tenant’s general contractor, architects and engineers to sign the cooperation agreement required under Section 3.5 below, or (vi) any material interference with the performance of Landlord’s Work by Tenant or any of its agents, employees, architects, engineers or contractors that materially affects Landlord’s ability to commence and complete Landlord’s Work by the dates for commencement and completion of the Building core and shell work stipulated in Section 1.1 or the Approved Construction Schedule (if different), (vii) Tenant’s delay in delivering the Original Letter of Credit required under Section 4.4 of this Lease or (viii) Tenant’s delay in funding the Escrow Account when due under Section 3.8. No Tenant Delay shall be deemed to have occurred under this Section 3.4 unless Landlord provides Tenant’s construction representative with a notice specifying the failure that constitutes a Tenant Delay within five (5) business days after the date Landlord has actual knowledge of the Tenant Delay. Such notice may be given via email to Tenant’s representatives, Michael Halpin whose email is: mhalpin@vcel.com or Adrian Lowe whose email is: alowe@vcel.com.

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3.5 Tenant’s Work. Except for Landlord’s Work under Section 3.1 above, all work that is deemed necessary or desirable by Tenant to prepare the Premises for Tenant’s use and occupancy shall be performed by Tenant, at its expense, and in accordance with plans and specifications approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (the approved tenant improvement work is referred to herein as the “TIW”). All contractors, subcontractors performing structural and MEP work, architects and engineers selected by Tenant for the performance of the TIW shall first be approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Landlord hereby approves Cardinal Group as Tenant’s general contractor and IPS as Tenant’s architect. Tenant understands the performance of Landlord’s Work and the TIW will overlap and there will be a period during which Tenant’s contractors and design team will be sharing the job site with Landlord’s contractors. On that account, Tenant shall cause its general contractor, engineers and architects to execute a cooperation agreement with Landlord’s general contractor, engineers and architects prior to commencing the TIW. The form of cooperation agreement will be provided by Landlord and no work shall be commenced until Landlord receives signed copies of the required agreement. All TIW shall be performed in good and workmanlike manner in accordance with all applicable requirements and laws of the applicable authorities having jurisdiction of the Premises and in compliance with all of the requirements of Section 6.2.5 of this Lease, including, without limitation, the insurance requirements. Prior to commencing any work Tenant shall obtain builder’s risk insurance coverage for the Tenant’s Work and shall provide Landlord with evidence of the same.

3.6 Tenant’s Plans. Prior to applying for any building permit, Tenant shall submit to Landlord a permit set of architectural, electrical and mechanical construction drawings, plans and specifications (“Tenant’s Plans”) necessary for the TIW. Tenant’s Plans shall be prepared by an architectural and engineering firm selected by Tenant and all costs and expenses of preparing Tenant’s Plans shall be Tenant’s sole responsibility. Landlord shall approve or disapprove in writing of any plans submitted within ten (10) business days of receipt of Tenant’s Plans and any additional information reasonably requested by Landlord. If Landlord fails to respond within such ten (10) business day period, Tenant shall deliver a second notice to Landlord captioned “SECOND REQUEST FOR APPROVAL,” and Landlord’s failure to respond within five (5) business days following such second notice shall be deemed approval of the specific plan submittal, provided Tenant has delivered to Landlord all additional information reasonably requested by Landlord to facilitate its review. If Tenant’s Plans are disapproved by Landlord, Landlord shall provide Tenant with specific reasons for such disapproval and the changes, that if made would make Tenant’s Plans acceptable to Landlord, and the foregoing submission process shall be repeated until all such plans have been approved by Landlord. The final Tenant’s Plans as approved by Landlord shall be called the “Final Plans”. Tenant hereby acknowledges and agrees that Landlord’s review of, and Landlord’s granting of its approval to, any plans and specifications submitted to it under this Lease shall not constitute or be deemed to constitute a judgment, representation or agreement by Landlord that such plans and specifications comply with the requirements of any legal authorities or that such plans and specifications will be approved by the Town of Burlington. In no event shall Landlord’s approval of any plans, including plans for the TIW, be construed as a waiver of Landlord’s right, pursuant to Section 6.1.9 of this Lease to require removal of

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any installations, alterations or improvements at end of the Term. Tenant shall pay any and all third party fees and expenses incurred by Landlord in connection with review of Tenant’s Plans. Tenant shall not be permitted to commence the TIW until Tenant has delivered the certificates of insurance evidencing builder’s risk insurance coverage and the coverages set forth in Section 4.2.6 of this Lease.

3.7 TI Allowance. (a) Landlord shall provide Tenant with the TI Allowance stated in Section 1.1 plus an allowance for Tenant’s cost of the preliminary fit plan for the Premises in an amount up to $18,862.35 (payable within thirty days following Landlord’s receipt of a paid invoice for such cost). The TI Allowance shall be used by Tenant for hard costs of construction and any related architectural, engineering and construction management fees in connection with the TIW. Within four (4) weeks after the Final Plans have been approved, Tenant shall deliver to Landlord its total budget for the hard costs of construction, which shall include the costs of all mechanical systems installed by Tenant for Tenant’s use, Pre-Escrow Costs, and soft costs for the TIW (the “Total Costs”). The “Pre-Escrow Costs” shall be Tenant’s out-of-pocket expenditures for design and materials made prior to funding the first installment under the Construction Escrow Agreement (defined below), currently estimated to be $14,000,000.00. Landlord shall review Tenant’s budget for the Total Costs and, within seven (7) days of delivery by Tenant of such budget, notify Tenant whether Landlord has any comments or requires any clarifications. Any requests for clarification shall be addressed promptly by Tenant. If Landlord does not notify Tenant, Landlord shall be deemed to have no comments nor require clarifications. No later than September 30, 2022, Tenant shall provide Landlord with its most recent budget even if it is not finalized. It is understood that the budget for the Total Costs must be finalized and Tenant’s Share (hereinafter defined) must be determined prior to funding the first installment under the Construction Escrow Agreement. Landlord and Tenant shall determine the amount by which the estimated Total Costs exceed the TI Allowance, and such amount will be referred to as “Tenant’s Share” (subject to adjustment in accordance with the Construction Escrow Agreement), Tenant shall be solely responsible for the entire amount of Tenant’s Share and Landlord shall be under no obligation to pay any costs in excess of the TI Allowance.

(b) Landlord and Tenant will enter into, and will cause Escrow Agent to enter into, a construction escrow agreement in the form of the construction escrow agreement attached hereto as Exhibit J (the “Construction Escrow Agreement”) to ensure that funds will be available to pay for the TIW. Landlord and Tenant have designated First American Title Insurance Company to act as escrow agent for the purposes set forth in the Construction Escrow Agreement (the “Escrow Agent”). Landlord shall cause its construction lender (“Landlord’s Lender”) to also enter into the Construction Escrow Agreement for the purpose of assuming and performing Landlord’s obligations under the Construction Escrow Agreement should Landlord default on its loan with such lender or fail to fund the Construction Escrow Agreement. No later than one hundred twenty (120) days prior to the Anticipated Turnover Date (estimated to be October 31, 2022), Landlord, Tenant, Escrow Agent and Landlord’s Lender shall execute the Construction Escrow Agreement with such changes, if any, requested by the Escrow Agent and Landlord’s Lender, which shall be mutually agreed to by Landlord and Tenant, each acting reasonably. Landlord shall fund the

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TI Allowance into an escrow account (the “Escrow Account”) established pursuant to the terms of the Construction Escrow Agreement, and Tenant shall fund into the Escrow Account the Tenant’s Share (adjusted to account for the Pre-Escrow Costs and for increased Total Costs of the TIW, if applicable), in two (2) installments, in accordance with the terms of the Construction Escrow Agreement.

If either Landlord or Tenant fails to fund its share into the Escrow Account as required under the Construction Escrow Agreement, then either Landlord or Tenant may elect to terminate this Lease by giving written notice to the other, effective immediately upon the giving of the notice. However, the termination right set forth in the preceding sentence shall not be available to Tenant if Landlord’s Lender performs Landlord’s funding obligation as required under the Construction Escrow Agreement. If this Lease is so terminated, Landlord shall be entitled to draw down the Letter of Credit, in accordance with Section 4.4.3 of this Lease, in the amount necessary to reimburse Landlord for its out-of-pocket costs, including all third party costs (which shall include architects’ and engineers’ fees) incurred to the date of termination in connection with those elements of Landlord’s Work attributable specifically to Tenant’s requirements (the “Restoration Costs”). The Restoration Costs shall be the aggregate of Landlord’s costs to design, construct and, if necessary, remove the improvements made by Landlord to meet Tenant’s specific requirements for the Premises, and Landlord’s costs to remove, if necessary, any improvements made by Tenant, or elements thereof, and any equipment installed by Tenant, and shall include the Preliminary Construction Costs. Landlord shall provide Tenant with copies of paid invoices to substantiate the Restoration Costs.

(c) The TI Allowance shall be disbursed periodically to Tenant strictly in accordance with terms and conditions set forth in the Construction Escrow Agreement. Any funds remaining in the Construction Escrow Account after the final disbursement for the TIW shall belong to Tenant and disbursed to Tenant as set forth in the Construction Escrow Agreement.

3.8 Tenant’s Changes Affecting Landlord’s Work. (a) From time to time, prior to or during the performance of Landlord’s Work, Tenant may elect to propose changes to the scope of the Landlord’s Work or to the MEP portion of Landlord’s Work described in the Landlord/Tenant Matrix (any change, a “Tenant’s Change”). Tenant shall submit each proposed Tenant’s Change to Landlord for its approval, such approval not to be unreasonably withheld, conditioned or delayed provided that the requested change: (a) will not delay completion of Landlord’s Work beyond the Anticipated Turnover Date or interfere with Landlord’s ability to meet milestone dates in the Approved Construction Schedule, or (b) will not affect the compliance of the Building or the Premises with applicable laws, or materially and adversely affect any of the Building’s systems or structural elements. It shall not be unreasonable for Landlord to withhold its consent to any proposed Tenant’s Change involving the base building MEP systems if such Tenant’s Change is submitted for approval after Landlord has released its contractors to order equipment or materials or to commence MEP work that would be impacted by the requested Tenant’s Change. Tenant understands that it shall have no right to request changes that affect any structural, building envelope or site work portions of Landlord’s Work. Landlord shall advise Tenant within five (5) business days after receipt

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whether the proposed Tenant’s Change is approved, advising Tenant of the anticipated increase in costs associated with that specific Tenant’s Change as well as an estimate of any delay in Landlord’s Work which would likely result. Tenant shall then have the right to approve or withdraw such Tenant’s Change by notifying Landlord within three (3) business days thereafter. If Tenant does not respond within that 3-business day period, then the proposed Tenant’s Change will be deemed withdrawn. If Tenant has not withdrawn any request for approval once it has been determined to cause delay, Tenant shall be responsible for the anticipated amount of such increase which shall include the following: (i) the actual increased hard costs of the work, as determined by the price increases of the general contractor and any applicable subcontractors for such Tenant’s Change, and (ii) if applicable, the amount of the actual out-of-pocket costs and expenses incurred by Landlord as a result of such Tenant’s Change, including the reasonable costs and expenses for architectural and engineering services in reviewing Tenant’s Change. Tenant hereby acknowledges and agrees that Landlord’s granting of approval of any Tenant’s Change that will cause delay in Landlord’s Work is not to be construed as excusing the resulting “Tenant Delay” under Section 3.4(ii). If the Tenant’s Change is approved, Landlord and Tenant shall execute a Work Change Order in the form attached hereto as Exhibit D. The costs associated with each approved Tenant’s Change shall be deducted from the TI Allowance prior to Landlord commencing the work described in such Work Change Order and Landlord’s share of funds deposited into the Escrow Account shall be proportionately reduced.

3.9 Changes to the TIW. Following Landlord’s approval of the Final Plans, if Tenant elects to make changes to the TIW which (i) affect the Building structure; (ii) affect the base Building systems (exclusive of Tenant’s lab HVAC); (iii) affect the exterior of the Building, including the roof of the Building; (iv) affect the Building lobby or are visible from the exterior of the Building; or (v) constitute specialty improvements not customarily found in biotechnology lab/GMP operations, and office space in comparable buildings, Tenant shall submit revised plans to Landlord for its approval, and the parties shall follow the approval process set forth in Section 3.6 above. Tenant understands that it shall have no right to request changes that affect any of the structural, building envelope or site work portions of Landlord’s Work. Tenant shall notify Landlord of all changes, whether requiring Landlord’s approval or not, and any changes that increase the cost or changes the scope of Landlord’s Work shall be treated as a Work Change Order in accordance with the provisions of Section 3.8 above. If any changes increase the Total Costs of the TIW, the Tenant’s Share shall be appropriately adjusted and deposited into the Escrow Account, in accordance with the terms of the Construction Escrow Agreement.

3.10 Mechanic’s Liens. Tenant hereby indemnifies Landlord against liability for any and all mechanic’s and other liens filed in connection with the TIW. Tenant, at its expense, shall procure the discharge of, or shall bond over, all such liens within ten (10) days after receipt of notice of the filing of any such lien against the Premises. If Tenant shall fail to cause any such lien to be discharged or bonded over within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings, and in any such event Landlord shall be entitled, if it elects, to compel the prosecution of an action for

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the foreclosure of such lien and to pay the amount of the judgment in favor of the lien or with interest, costs and allowances. Any amount so paid by Landlord, and all costs and expenses reasonably incurred by Landlord in connection therewith, shall constitute Additional Rent and shall be paid by Tenant to Landlord on demand.

3.11 Tenant’s Equipment. Tenant shall have the right to access the roof of the Building during the performance of the TIW to install, at its sole cost and expense, certain rooftop equipment in the area shown on the rooftop plan attached hereto as Exhibit B-1, in accordance with the terms and requirements of Section 6.2.7 of this Lease. Tenant shall also have the right to install an emergency back-up generator and chemical storage tanks, including connective cabling, piping and conduit to the Premises, in connection with Tenant’s business operations in the areas shown on Exhibit A-1 attached to this Lease (the Site Plan). The number of the chemical storage tanks shall be depicted on said Exhibit A-1. The installation of the emergency generator shall be performed by Tenant in accordance with the terms of Section 6.2.6 of this Lease.

3.12 Delays. (a) In the event that the Turnover Date has not occurred on or before the date that is thirty (30) days after the Anticipated Turnover Date (the “First Outside Date”), for any reason other than a Force Majeure event (defined in Section 10.5) or any Tenant Delay, then Tenant shall be entitled to an abatement of the Fixed Rent first coming due as of the Rent Commencement Date on the basis of one (1) day of abatement for each day of delay during the period beginning on the First Outside Date, and ending on the Turnover Date.

(b) If the Turnover Date has not occurred by the Second Outside Date (hereinafter defined) for any reason other than a Force Majeure event or a Tenant Delay, then Tenant shall continue to be entitled to an abatement of the Fixed Rent coming due as of the Rent Commencement Date, but the abatement shall increase to two (2) days for each day of delay during the period beginning on the Second Outside Date and continuing until the Turnover Date. The “Second Outside Date” shall mean the date that is thirty (30) days after the First Outside Date.

(c) If the Turnover Date has not occurred by the Third Outside Date (hereinafter defined) for any reason other than a Force Majeure event or a Tenant Delay, then Tenant shall continue to be entitled to an abatement of the Fixed Rent coming due as of the Rent Commencement Date, but the abatement shall increase to three (3) days for each day of delay during the period beginning on the Third Outside Date and continuing until the Turnover Date. The “Third Outside Date” shall mean the date that is thirty (30) days after the Second Outside Date.

(d) If the Turnover Date still has not occurred by the Drop Dead Date (hereinafter defined), either Landlord or Tenant may terminate this Lease by giving written notice of termination to the other party. The foregoing termination right shall not be available to Tenant if Tenant Delay is the sole reason for Landlord’s inability to complete Landlord’s Work and cause the Turnover Date to occur by the Drop Dead Date. Likewise, the termination right under this Section 3.12(d) shall not be available to Landlord if Landlord is not diligently pursuing

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completion of the Landlord’s Work on or before the Drop Dead Date. If either party timely and properly gives the termination notice, then this Lease shall terminate immediately upon the date of a party's notice and neither party shall have any further obligation or liability under this Lease. The “Drop Dead Date” shall mean the date that is eighteen (18) months after the Anticipated Turnover Date. In no event shall the Final Drop Dead Date be extended by any period of Force Majeure.

As used in this Section 3.12, “Anticipated Turnover Date” and “Turnover Date” shall be the specific dates stated for each under the Approved Construction Schedule.

ARTICLE 4
Rent

4.1 The Fixed Rent. (a) Commencing on the Rent Commencement Date, Tenant covenants and agrees to pay fixed rent (“Fixed Rent”) to Landlord, by electronic fund transfer (or by such other method, as set forth below, or to such other person or entity as Landlord may by notice in writing to Tenant from time to time direct), at the Annual Fixed Rent Rate, in equal installments at the Monthly Fixed Rent Rate (which is 1/12th of the Annual Fixed Rent Rate), in advance, without notice or demand, and without setoff, abatement, suspension, deferment, reduction or deduction, except as otherwise expressly provided herein, on the first day of each calendar month included in the term; and for any portion of a calendar month at beginning of the term, at the rate for the first lease year payable in advance for such portion. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Annual Fixed Rent, all Additional Rent and all other sums payable by Tenant to Landlord shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. All sums payable under this Lease by Tenant to Landlord other than Fixed Rent are referred to as “Additional Rent.” The Fixed Rent and Additional Rent on account of Operating Costs and Taxes are sometimes collectively referred to as “Rent”.

(b) It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Fixed Rent, all Additional Rent and all other sums payable by Tenant to Landlord shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been abated or terminated pursuant to an express provision of this Lease.

(c) If Landlord shall give notice to Tenant that all rent and/or other payments due hereunder are to be made to Landlord by wire transfer or any other commercially reasonable means, Tenant shall make all such payments as shall be due after receipt of said notice by means as

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designated by Landlord, with such payments to be made to such address and to such person or entity as is specified by Landlord.

4.2 Additional Rent. In order that the Fixed Rent shall be absolutely net to Landlord, Tenant covenants and agrees to pay, as Additional Rent, all real estate taxes, insurance costs, utility charges, personal property taxes and operating costs with respect to the Premises as provided in this Section 4.2 as follows:

4.2.1 Real Estate Taxes. (a) Tenant covenants to pay to Landlord, as Additional Rent, for each fiscal tax period of the Town of Burlington (a “Tax Year”) partially or wholly included in the Term, Tenant’s Building Percentage Share of Taxes (the term “Taxes” is defined below). Commencing as of the Rent Commencement Date, Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Taxes, such monthly amounts to be sufficient to provide Landlord, by the time real estate tax payments are due and payable to any governmental authority responsible for collection of same, a sum equal to the Tenant’s Building Percentage Share of Taxes, as reasonably estimated by Landlord from time to time on the basis of the most recent tax data available (provided that Landlord shall not make further adjustment to the estimate for the year it is made). The initial calculation of the monthly estimated payments shall be based upon Landlord’s initial estimate of Tenant’s Building Percentage Share of Taxes for the Tax Year and upon quarterly payments being due to the governmental authority on August 1, November 1, February 1 and May 1, and shall be made when the Rent Commencement Date has been determined. If the total of such monthly remittances for any Tax Year is greater than the Tenant’s Percentage Share of Taxes for such Tax Year, Landlord shall promptly pay to Tenant, or credit against the next accruing Rent payments to be made by Tenant pursuant to this subsection 4.2.1, the difference; if the total of such remittances is less than the Tenant’s Percentage Share of Taxes for such Tax Year, Tenant shall pay the difference to Landlord at least ten (10) days prior to the date or dates within such Tax Year that any Taxes become due and payable to the governmental authority (but in any event within thirty (30) days following a written notice to Tenant, which notice shall set forth the manner of computation of Tenant’s Building Percentage Share of Taxes). Landlord shall provide Tenant with a copy of the tax bill most currently issued by the Town of Burlington for the Property, upon request by Tenant.

(b) If, after Tenant shall have made reimbursement to Landlord pursuant to this Section 4.2.1, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any Tax Year during the Term hereof as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise, Landlord shall promptly pay to Tenant, or credit against the next accruing Rent payments to be made by Tenant pursuant to this Section 4.2.1, the Tenant’s Building Percentage Share of the refund (less Tenant’s Building Percentage Share of any third party expenses, including reasonable attorneys’ fees and appraisers’ fees, incurred in connection with obtaining any such refund), as relates to Taxes paid by Tenant to Landlord with respect to any Tax Year for which such refund is obtained. If Landlord elects not to proceed with abatement proceedings in any particular Tax Year during the Term, Tenant may, with prior notice to Landlord, and at its own cost and expense, undertake by appropriate proceedings with the Town of Burlington to seek an abatement of any taxes

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levied or assessed with respect to the Building for such Tax Year. All applications and other documents required by the Town in connection with such proceedings shall be executed and delivered by Landlord, as necessary. If a refund is awarded by the Town as a result of such proceedings, Tenant shall receive the Tenant’s Building Percentage of the refund and the remainder shall be the property of Landlord. Neither Landlord nor Tenant shall have any obligation to undertake abatement proceedings for any Tax Year.

(c) In the event this Lease shall commence, or shall end (by reason of expiration of the term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, as the case may be, then the amount of Taxes which may be payable by Tenant as provided in this Section 4.2.1 shall be appropriately apportioned on the basis of a 365-day calendar year and adjusted.

(d) The term “Taxes” shall mean all taxes, assessments, betterments and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied or assessed, for or in respect of the Property, or for or in respect of the Park which may be equitably attributable to the Property by Landlord, at any time during the Term by any governmental authority, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time during the Term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for real estate taxes assessed or levied on the Premises, such tax or excise on rents shall be included in Taxes. Taxes shall not include any of the following: any federal, state or local or general income taxes, gift, franchise, corporate, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord, or any late fees, interest or penalties due to Landlord’s failure to timely pay such Taxes (provided not due on account of Tenant’s act or omission), taxes directly attributable to another tenant, or any income taxes arising out of or related to ownership and operation of income producing real estate, or any excise taxes imposed upon Landlord based upon gross or net rentals or other income received by it, impact fees, assessments, charges, taxes, rents, rates, levies, excises, license fees, permit fees, inspection fees, or other charges to the extent allocable to or caused by the development or installation of off-Property improvements or utilities (including without limitation street and intersection improvements, roads, rights of way, lighting, and signalization) necessary for any past, present or future system development reimbursement schedule related to any of the foregoing. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of Taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment, and shall provide Tenant with reasonable supporting documentation if requested by Tenant.

Currently, the Premises is not identified by the Town of Burlington as a standalone building situated on a distinct tax parcel. The Premises and the contiguous portion of the Building are located on land which is identified as a single tax parcel included in one tax bill from the Town of Burlington. Until such time that separate tax parcels are defined and assessed by the

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Town of Burlington to include a separately identified tax parcel including the Premises, Taxes hereunder shall include an allocation of the portion of such Taxes attributable to the Building, plus an allocation of the portion of such Taxes attributable to the land comprising the Property, which shall be equitably allocated to the Premises by Landlord based on the Rentable Floor Area of the Premises and the rentable floor area of the contiguous portion of the Building.

4.2.2 Personal Property Taxes. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant in or upon the Premises.

4.2.3 Operating Costs. (a) Tenant covenants to pay to Landlord Tenant’s Building Percentage Share and Tenant’s Premises Percentage Share, as applicable, of Operating Costs (the term “Operating Costs” is hereinafter defined) incurred by Landlord in any calendar year. Commencing as of the Rent Commencement Date, Tenant shall remit to Landlord, on or before the first day of each calendar month, estimated payments on account of Operating Costs, such monthly amounts to be based on Tenant’s Building Percentage Share and Tenant’s Premises Percentage Share, as applicable, sufficient to provide Landlord, by the end of the calendar year, a sum equal to the Operating Costs, as reasonably estimated by Landlord from time to time (provided that Landlord shall not make further adjustments after the initial estimate is made for the applicable year). Landlord shall notify Tenant of the initial monthly estimated payments for the calendar year prior to the Rent Commencement Date. If, at the expiration of the year in respect of which monthly installments of Operating Costs shall have been made as aforesaid, the total of such monthly remittances is greater than the actual Operating Costs for such year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this Section 4.2.3, the difference; if the total of such remittances is less than the Operating Costs for such year, Tenant shall pay the difference to Landlord within thirty (30) days from the date Landlord shall furnish to Tenant an itemized statement of the Operating Costs, prepared, allocated and computed in accordance with generally accepted accounting principles. Any reimbursement for Operating Costs due and payable by Tenant with respect to periods of less than twelve (12) months shall be equitably prorated on the basis of a 365-day calendar year.

(b) The term “Operating Costs” shall mean all actual out-of-pocket costs and expenses incurred for the operation, cleaning, maintenance, repair and upkeep of the Property outside of the Building, and the portion of such costs and expenses with regard to the Campus Common Areas of the Park which is equitably allocable to the Property, including, without limitation, (i) all costs of maintaining and repairing the Property and the Park (including snow removal, landscaping and grounds maintenance, operation, repair and maintenance of parking lots (including lighting), sidewalks, walking paths, access roads and driveways); (ii) all costs of Property signage, (iii) repair and maintenance of the roof of the Building and security in the exterior areas of the Building, (iv) of all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement from contractors, other tenants of the Building or from others) necessary to keep the exterior areas of the Property and the Campus Common Areas in good working order, repair, appearance and condition; (v) all payments under any cross easement agreement, declaration of

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restrictive covenants and like instruments pertaining to the sharing of costs by the Building and other buildings in the Park; (vi) all costs of any reasonable insurance required to be carried by Landlord relating to the Property and the Building; (vii) all costs of provisions of electricity and other utilities to the exterior common areas of the Property (exclusive of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building); (viii) payments under all service contracts relating to the foregoing; (ix) all compensation, fringe benefits, payroll taxes and workmen’s compensation insurance premiums related thereto with respect to any employees of Landlord or its affiliates engaged in the operation, security and maintenance of the Property and the Park; (x) costs of maintaining and operating any amenities available for the general use of all tenants now or hereafter located in the Campus Common Areas including an on-site cafeteria (including a monthly cafeteria subsidy, if any); (xi) reasonable attorneys’ fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or the preparation of leases) and auditing and other professional fees and expenses; and (xii) a management fee to Landlord’s managing agent comparable to management fees charged by landlords of comparable buildings in the market area. Currently, Landlord’s management fee is 2.5% of gross receipts for the Building.

Tenant shall also pay to Landlord in the manner set forth in this Section 4.2.3 Tenant’s Premises Percentage Share of those Operating Costs that are attributable solely to the Premises, which initially shall include all costs of maintenance, repair and replacement of the elevators, exterior walls, façade, exterior lighting, and the base building heating and air-conditioning equipment, life-safety systems and any other base building equipment or systems serving the Premises exclusively, all costs and fees related to provision of water (including sewer charges) to the Premises, all costs of exterior window cleaning, and costs of furnishing any services solely to the Premises.

Notwithstanding anything to the contrary in this Lease, Operating Costs shall not include the following:

(i) Any costs required to be borne directly by Tenant under this Lease or any similar costs that are borne directly by other tenants of the Building;

(ii) Any costs required to be borne directly by Landlord at Landlord’s cost or expense under this Lease unless, in a given context, this Lease expressly indicates that such cost or expense constitutes an Operating Cost;

(iii) Costs of capital repairs, replacements and improvements (“Capital Items”) except for Permitted Capital Expenditures under Section 4.2.3(c) below.

(iv) Lease payments incurred in leasing HVAC systems, elevators and other equipment that would ordinarily be considered a capital item if purchased, except for: (A) expenses in connection with making repairs on or keeping buildings systems in operation while repairs are being made, and (B) costs of equipment not affixed to the Property which is used in providing janitorial or similar services;

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(v) Costs incurred by Landlord for the repair of damage to the Property, to the extent that Landlord is entitled to be reimbursed by insurance proceeds (or would have been so entitled had it purchased the insurance required by this Lease);

(vi) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenants’ or other occupants’ improvements in the Property or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

(vii) Depreciation, amortization and interest payments;

(viii) Marketing costs, including, leasing commissions, attorneys’ fees in connection with Landlord’s negotiation and preparation of letters, deal memos, letters of intent, leases, space planning costs, advertising and promotional expenditures, and other costs and expenses incurred in connection with lease negotiations and transactions with present or prospective tenants; and the cost of signs in or on the Property identifying the Building owner or other tenants exclusively;

(ix) Expenses in connection with janitorial, cleaning or trash removal services (other than with respect to Campus Common Areas) or any other services or other benefits that are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenants;

(x) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Property to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis for comparable Buildings;

(xi) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Property;

(xii) Landlord’s general corporate overhead and general and administrative expenses;

(xiii) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord with the exception of costs of operating and maintaining the cafeteria, fitness center, putting green, and like amenities;

(xiv) Costs of any utilities for which any tenant directly contracts with and pays directly to the local public service company or of which any tenant is separately metered or sub metered and pays Landlord directly;

(xv) Tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments (except if due to the act or omission of Tenant) and/or to file any tax or informational returns when due;

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(xvi) Costs directly resulting from the negligence or willful misconduct of Landlord or any affiliate of Landlord or any of their respective agents, servants or other employees or damages or other costs for or in connection with bodily injury or personal injury resulting from any tortuous conduct of Landlord or its affiliates, including, the amount of any judgments rendered against Landlord or its affiliates in excess of the amount of any applicable liability policies;

(xvii) Cost arising from any current or future release of Hazardous Materials in or about the Building or the Property, including, hazardous substances in the ground water or soil, not placed in the Building or the Property by or upon the direction of Tenant or any party claiming by, through or under Tenant;

(xviii) Landlord’s charitable or political contributions;

(xix) Costs to fix any construction defects in Landlord’s Work that arise during the contractual warranty period;

(xx) Costs for sculpture, paintings or other objects of art;

(xxi) Costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord and/or the Property, except if and to the extent that the same result from any act or omission of Tenant;

(xxii) Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any), disputes of Landlord with Building management, or costs incurred in connection with disputes with other tenants;

(xxiii) Any costs or expenses attributable to multiple properties that are not apportioned as between the Property and such other property or properties;

(xxiv) Costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building;

(xxv) Any entertainment, dining or travel expenses of Landlord for any purpose;

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(xxvi) Any flowers, gifts, balloons, etc. provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

(xxvii) Any “finder’s fees,” brokerage commissions, job placement costs or job advertising cost;

(xxviii) Any “above standard” cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events including related trash collection, removal, hauling and dumping;

(xxix) “In house” legal and/or accounting fees; and

(xxx) Any costs arising from or related to the any modification of or compliance with any title exceptions (except where such costs are the direct result of Tenant’s violation of its obligations under this Lease)

(c) If, during the Term, Landlord shall repair or replace any capital items or make any capital improvements or expenditures which (i) are intended to reduce Operating Costs payable under this Lease (the “Intended Reduction CapEx”) but only if such item, improvement or expenditure is made to the Building after the third (3rd) anniversary of the Commencement Date, or (ii) are required to comply with new laws (or change in laws), rules and regulations enacted after the Effective Date, or (iii) are required to replace worn-out items as may be necessary to maintain the Building in good working order, repair and condition and not to enhance the Building over and above its current appearance and condition ( “Permitted Capital Expenditures” or a “Capital Expenditure”), the total amount of which is not properly included in Operating Costs for the calendar year in which they were made, there shall nevertheless be included in Operating Costs for each calendar year in which and after such Permitted Capital Expenditure is made the annual charge-off of such Permitted Capital Expenditure. For any Intended Reduction CapEx that Landlord reasonably projects will cost in excess of $250,000.00, Landlord shall provide Tenant with a reasonably detailed written statement showing Landlord’s analysis for determining to make the Intended Reduction CapEx. Annual charge-off shall be determined by (i) dividing the original cost of the Permitted Capital Expenditure by the number of years of useful life thereof (the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the Permitted Capital Expenditure).

(d) If during any portion of any year for which Operating Costs are being computed, the Building was not fully occupied by tenants or if not all of such tenants were paying fixed rent or if Landlord was not supplying all tenants with the services, amenities or benefits being supplied to the entirety of the Building hereunder (as opposed to solely the Premises), the categories of Operating Costs attributable to the Building that vary with occupancy shall be reasonably extrapolated by Landlord to the estimated Operating Costs that would have been incurred if the Building were fully occupied by tenants and all such tenants were then paying

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fixed rent or if such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes of this Section 4.2.3, be deemed to be the Operating Costs for such year.

4.2.4 Audit Right. Provided that Tenant is current in its payment of Rent at the time of Tenant’s Audit Notice (defined below), Tenant shall have the right to examine, copy and audit Landlord’s books and records establishing the Operating Costs set forth herein, for the calendar year immediately preceding Landlord’s year-end reconciliation statement of Operating Costs for the specific calendar year in question. Tenant shall give Landlord at least ten (10) business days prior written notice (the “Audit Notice”) of its intention to examine and audit such books and records, and such examination and audit shall take place at Landlord’s or Landlord’s building manager’s office no later than one hundred twenty (120) days following Tenant’s receipt of any year-end reconciliation statement and shall be completed no later than ninety (90) days following the date Tenant was first given access to Landlord’s books and records. Before conducting any audit, Tenant must pay the full amount of Tenant’s Percentage of Operating Costs billed. No subtenant shall have any right to conduct an audit. As a condition to performing any such inspection, Tenant and its examiners may be required to execute and deliver to Landlord an agreement to keep confidential any information which Tenant and the examining party discover about the Building in connection with such examination, except for disclosures required by law, court order or regulatory authorities, or to Tenant’s attorneys, accountants, auditors, or potential purchasers of the Tenant company. Tenant agrees to use for such audit a certified public accountant or a firm specializing in accounting matters and approved by Landlord (such approval not to be unreasonably withheld) that is not being paid on a contingency fee basis. All costs of the examination and audit shall be borne by Tenant, provided, however, if the audit reveals that Landlord’s determination of Operating Costs was overstated by more than five percent (5%), Landlord shall reimburse Tenant the reasonable cost of the audit, not to exceed $10,000.00. If, pursuant to the audit, the payments made for such year by Tenant exceed Tenant’s required payment on account thereof for such year, such overpayment shall be credited against Fixed Rent next due, or refunded to Tenant if the Term of this Lease has then expired and Tenant has no further payment obligation to Landlord; but, if the payments made by Tenant for such year are less than Tenant’s required payment as established by the examination and audit, Tenant shall pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit. If there is any dispute over the results of the audit, Landlord shall have ninety (90) days following receipt of the audit results to obtain an audit from an accountant of Landlord’s choice, at Landlord’s cost and expense. In the event that Landlord’s and Tenant’s accountants shall be unable to reconcile the results which thirty (30) days following completion of Landlord’s accountants’ review, then, both accountants shall mutually agree upon a third accountant whose determination shall be conclusive. The cost of any such third accountant shall be shared equally between Landlord and Tenant.

4.2.5 Insurance. Tenant shall, at its expense, as Additional Rent, take out and maintain from the time Tenant first occupies the Premises for any purpose and throughout the Term the following insurance protecting Landlord:

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4.2.5.1 Commercial general liability insurance and commercial excess liability insurance on “follow form” basis and/or umbrella naming Landlord, Tenant, and Landlord’s managing agent and any mortgagee of which Tenant has been given notice as insureds or additional insureds on a primary and non-contributory basis, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1; and, which, from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and worker’s compensation insurance with statutory limits covering all of Tenant’s employees working on the Premises, covering the state in which the employee was hired, works and resides; and Employers liability insurance with minimum limits of Five Hundred Thousand Dollars ($500,000.00) each accident, bodily injury by accident; Five Hundred Thousand Dollars ($500,000.00) each employee, bodily injury by disease; and Five Hundred Thousand Dollars ($500,000.00) policy limit, bodily injury by disease.

4.2.5.2 Special Risk Property insurance with the usual extended coverage endorsements covering all Tenant’s furniture, furnishings, fixtures and equipment and all tenant improvements and alterations, including the TIW, in an amount not less that their full replacement value, from time to time. Tenant shall also carry builder’s risk insurance covering the TIW. The proceeds of such property insurance shall be used for the repair, restoration and replacement of the TIW and other improvements and alterations insured, except that if this Lease is terminated as provided in Article 7 in the event of a loss, the proceeds attributable to the tenant improvements and Tenant’s alterations shall be paid and belong to Landlord, and the proceeds attributable to Tenant’s personal property shall be paid and belong to Tenant. Tenant’s insurance shall include business interruption insurance with limits not less than the equivalent of 24 months of rent, with extra expense coverage, and shall list Landlord as loss payee as their interests may appear.

4.2.5.3 Automobile liability insurance for all owned, leased, non-owned and hired vehicles. The minimum limit of liability shall be One Million Dollars ($1,000,000.00) each accident, combined single limit for bodily injury and property damage, naming Landlord as an additional insured on a primary and non-contributory basis.

4.2.5.4 Pollution/Environmental Liability insurance with minimum limits of One Million Dollars ($1,000,000.00) for each policy.

4.2.5.5 All such policies shall be obtained from responsible companies having a policy rating of A-; X or better, as set forth in the most current issue of the Best’s Key Rating Guide and which are qualified to do business and in good standing in Massachusetts. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the Term hereof and evidencing renewal thereof promptly upon renewal of any such policy. Tenant shall provide at least thirty

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(30) days prior written notice to Landlord should any of the policies required herein be cancelled. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises.

4.2.5.6 All insurance which is carried by either party with respect to the Building, Premises or to furniture, furnishings, fixtures, or equipment therein or alterations or improvements thereto, worker’s compensation insurance, and all liability insurance, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that, such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located. The limits of Tenant’s insurance shall not limit its liability under this Lease.

4.2.5.7 Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their partners, agents, officers and employees, for any loss or damage that may occur to the Premises or Building, or to other property, which is covered by valid and collectible property insurance in effect at the time of such loss or damage or would be covered by property insurance policies required to be carried by Landlord or Tenant hereunder, regardless of cause or origin, including negligence of Landlord or Tenant and their partners, agents, officers and employees. Landlord and Tenant acknowledge that the waivers and releases set forth in this section are intended to result in any loss or damage to the extent covered by property insurance being borne by the insurance carrier of Landlord or Tenant, as the case may be, or by the party having the insurable interest if such loss is not covered by property insurance and this Lease required such party to maintain property insurance to cover such loss.

4.2.6 Utilities. Commencing as of the Commencement Date, Tenant shall reimburse Landlord through Operating Costs, pursuant to Section 4.2.3, for all charges for water (including sewer charges) for ordinary cleaning and lavatory use during the Term. Tenant shall contract directly with the applicable utility providers for all utilities to the Premises and shall pay all charges for electricity and gas, telephone, cable, internet and other utilities or services supplied to the Premises, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. In case any such electricity and gas charges or any other utilities are not paid by Tenant at the time when the same are payable to the provider, Landlord may nevertheless pay the same and charge Tenant the cost thereof, which charge shall become payable as Additional Rent on the first day of the following calendar month. It is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any

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interruption or failure in the supply of any such utilities to the Premises, however Tenant shall be entitled to an abatement of Rent in accordance with the terms of Section 5.2 of this Lease.

4.3 Late Payment of Rent. If any installment of rent is paid more than five (5) business days after the date the same was due, and if on a prior occasion in the twelve (12) month period prior to the date such installment was due an installment of rent was paid after the same was due, then Tenant shall pay Landlord a late payment fee equal to five (5%) percent of the overdue payment.

4.4 Letter of Credit. The performance of Tenant’s obligations under this Lease shall be secured by a letter of credit throughout the Term in accordance with and subject to the following terms and conditions:

4.4.1 Amount of Letter of Credit; Security Deposit. (a) Concurrently with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord an irrevocable standby letter of credit (the “Original Letter of Credit”) which shall be (i) in the form of Exhibit H attached to this Lease (the “Form LC”), (ii) issued by a commercial bank reasonably satisfactory to Landlord upon which presentment may be made in Boston, Massachusetts, or by other method of presentment reasonably acceptable to Landlord, (iii) in the amount equal to the Letter of Credit Amount, and (iv) for a term of at least 1 year, subject to the provisions of Section 4.4.2 below. Landlord approves Silicon Valley Bank as a satisfactory issuer of the Letter of Credit. The Original Letter of Credit, any Additional Letters(s) of Credit and Substitute Letter(s) of Credit are referred to herein as the “Letter of Credit.”

(b) On the condition that Tenant is a publicly traded company at the time of its election hereunder, Tenant may elect to replace the Letter of Credit with a cash security deposit in the Letter of Credit Amount (the “Security Deposit”) at any time after the end of the 1st Lease Year. Landlord shall hold the Security Deposit in a bank account in its name as security for the performance by Tenant of all of its obligations under this Lease. If Tenant elects to so replace the Letter of Credit, Tenant shall be solely responsible, at its expense, to take all action necessary to terminate the existing Letter of Credit. If at any time Tenant ceases to be a publicly traded company, Tenant’s right to provide cash security shall be extinguished and Tenant shall deliver a Letter of Credit satisfying the requirements of Section 4.4.1(a) within fifteen (15) business days of the effective date of the transition to a private company. Landlord shall return the Security Deposit then held by Landlord upon receipt of the new Letter of Credit.

4.4.2 Renewal of Letter of Credit. Each Letter of Credit shall be automatically renewable in accordance with the second to last paragraph of the Form LC; provided however, that Tenant shall be required to deliver to Landlord a new letter of credit (a “Substitute Letter of Credit”) satisfying the requirements for the Original Letter of Credit under Section 4.4.1 on or before the date 30 days prior to the expiration of the term of the Letter of Credit then in effect, if the issuer of such Letter of Credit (the “Issuing Bank”) gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto. Should any Letter of Credit

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contain a final expiration date, in addition to a current expiration date, such final expiration date shall be no earlier than 45 days following the Expiration Date of this Lease.

4.4.3 Draws to Cure Defaults; Application of Security Deposit. If (a) the Fixed Rent, Additional Rent or any other sum payable to Landlord hereunder shall be overdue and unpaid beyond the expiration of all applicable notice and cure periods under this Lease, or (b) Tenant should fail to make a deposit into the Escrow Account under the Construction Escrow Agreement when due, or (c) should Landlord make payments on behalf of Tenant in circumstances permitted under this Lease, or (d) Tenant shall fail to perform any of the other terms of this Lease in all cases beyond the expiration of all applicable notice and cure periods, or (e) any breach or default by Tenant of the terms of this Lease shall occur and Landlord is prohibited by applicable state or federal insolvency or bankruptcy laws from sending notice to Tenant of such breach or default, regardless of whether such notice is required, then Landlord shall have the right, at any time thereafter to draw down from the Letter of Credit, or apply the Security Deposit (if applicable), in the amount necessary to cure such failure or default or reimburse Landlord for payments made, or in the event of Tenant’s failure to fund the Escrow Account, to draw down from the Letter of Credit the amount necessary to reimburse Landlord for the Restoration Costs in accordance with the provisions of Section 3.7(b). Landlord shall provide Tenant with copies of paid invoices to substantiate the Restoration Costs. In the event of any such draw by Landlord, and provided this Lease has not been terminated, Tenant shall, within thirty (30) days of written demand therefor, deliver to Landlord an additional Letter of Credit (“Additional Letter of Credit”) satisfying the requirements for the Original Letter of Credit, except that the amount of such Additional Letter of Credit shall be the amount of such draw, or restore the Security Deposit so applied to the original sum deposited, as applicable.

4.4.4 Payment of Damages. In addition, if (a) this Lease shall have been terminated as a result of Tenant’s default under this Lease beyond the expiration of the applicable notice and cure periods under this Lease, and/or (b) this Lease shall have been rejected in a bankruptcy or other creditor-debtor proceeding, then Landlord shall have the right at any time thereafter to (i) draw down from the Letter of Credit, or (ii) apply the Security Deposit, if applicable, in an amount sufficient to pay any and all damages payable by Tenant on account of such termination or rejection, as the case may be, pursuant to Article 8 hereof. In the event of bankruptcy or other creditor-debtor proceeding against Tenant, all proceeds of the Letter of Credit, or the Security Deposit, if applicable, shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

4.4.5 Issuing Bank. In the event the Issuing Bank becomes insolvent, or if Landlord reasonably believes the Issuing Bank is financially troubled or at risk of becoming insolvent (based on information and reports generally available to the public), or if the Issuing Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation (or any successor or similar entity), or if a trustee, receiver or liquidator is appointed for the Issuing Bank, then, effective as of the date of such occurrence, the Letter of Credit shall be deemed to not meet the requirements of this Section 4.4 and Tenant shall, within ten (10)

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business days of written notice from Landlord, deliver to Landlord a Substitute Letter of Credit which otherwise meets the requirements of this Section, or, alternatively at Landlord’s discretion, Tenant shall, within such ten (10)-business day period deliver cash to Landlord in the Letter of Credit Amount, which shall be deemed a “Security Deposit” which shall be held by Landlord in accordance with the provisions of Section 4.4.1(b) above and applied under the circumstances set forth in Section 4.4.3 and Section 4.4.4 above.

4.4.6 Draws for Failure to Deliver Substitute Letter of Credit. If Tenant fails timely to deliver to Landlord a Substitute Letter of Credit, then Landlord shall have the right, at any time thereafter, without giving any notice to Tenant, to draw down the Letter of Credit and the proceeds thereof shall be deemed a “Security Deposit” which shall be held by Landlord in accordance with the provisions of Section 4.4.1 above and applied under the circumstances set forth in Section 4.4.3 and Section 4.4.4 above. Upon any such application of Security Deposit by Landlord, Tenant shall, within thirty (30) days of written demand therefor, deliver to Landlord an Additional Letter of Credit in the amount of Security Deposit so applied. or deliver to Landlord a cash amount necessary to replenish the Security Deposit to the amount previously held by Landlord prior to such application.

4.4.7 Transferability. Landlord shall be entitled to transfer its beneficial interest under the Letter of Credit or any Security Deposit in connection with (i) Landlord’s sale or transfer of the Building or the Property or (ii) the addition, deletion or modification of any beneficiaries under the Letter of Credit, and the Letter of Credit shall specifically state on its face that it is transferable by Landlord, its successors and assigns. Within one (1) business day following notice of any such transfer by Landlord, Tenant shall request its Issuing Bank to issue a new Letter of Credit to the transferee. Tenant agrees to diligently pursue issuance of the same within a reasonable period of time following Landlord’s notification of the transfer. All costs and fees charged in connection with the issuance of such new Letter of Credit shall be paid by Landlord.

4.4.8 End of Term. Within forty-five (45) days after the expiration of the Term, to the extent Landlord has not previously drawn upon any Letter of Credit or Security Proceeds held by Landlord, Landlord shall return the same to Tenant provided that there is not at such time any continuing default of any of Tenant’s obligations under this Lease.

4.4.9 Reduction in Letter of Credit Amount. On the condition that (a) Tenant is a publicly-traded company at the time of the applicable reduction hereunder, (b) Tenant has sufficient cash and investment reserves on-hand to cover the cumulative payments of Fixed Rent owing during the two Lease Years immediately following the applicable reduction, and Tenant provides Landlord with satisfactory documentation evidencing the same, (c) at the time of the reduction, Tenant is current in its payment of Rent, and (d) Tenant has not previously been in monetary default beyond the expiration of all applicable notice and cure periods under this Lease during the immediately preceding 12-month period, then the Letter of Credit Amount shall be reduced as follows:

(i ) at the end of the 3rd Lease Year, to $4,181,154,00; and

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(ii) at the end of the 6th Lease Year, to $1,791,923.00.

If Tenant fails to qualify for a reduction in the Letter of Credit Amount, Tenant shall nevertheless be permitted to effect that reduction at any time after the stated reduction date once Tenant satisfies the conditions in (a), (b), (c) and (d) and delivers proof thereof to Landlord. If Tenant fails to qualify for the first reduction, such failure shall not postpone or diminish the subsequent reduction available at the end of the 6th Lease Year. If Tenant qualifies for the second reduction in the Letter of Credit Amount but failed to qualify for the first reduction, the Letter of Credit Amount shall nevertheless be reduced to $1,710,000.00. Except as provided in this Section 4.4.9, there shall be no reduction in the Letter of Credit Amount, it being understood that at no time shall the Letter of Credit Amount be less than $1,710,000.00. Tenant shall be responsible, at its sole expense, for taking all necessary steps to effect a reduction, provided however that Landlord shall reasonably cooperate with Tenant to amend the Letter of Credit or obtain a Substitute Letter of Credit, as applicable, at no cost to Landlord.

In the event Tenant had previously replaced the Letter of Credit with a cash Security Deposit and provided that Tenant satisfies the condition set forth in this Section 4.4.9 at the time of a reduction hereunder, the Security Deposit amount shall be reduced in accordance with the schedule and by the amounts set forth in clauses (i) and (ii) above, subject to the immediately preceding paragraph (in the event Tenant fails to qualify for a reduction). If and when Tenant qualifies for a reduction, Landlord shall promptly refund to Tenant a cash amount sufficient to effect the applicable reduction. At no time shall the Security Deposit be an amount less than $1,710,000.00.

ARTICLE 5
Landlord’s Covenants

5.1 Affirmative Covenants. Landlord covenants with Tenant:

5.1.1 Repairs.Except as otherwise expressly provided in Section 6.2.1, to maintain and make necessary repairs and replacements to the Campus Common Areas (including parking areas and associated walkways and driveways providing access to the Premises), to maintain and make necessary repairs and replacements to the floor slab and structural portions of the Premises (unless Tenant has altered the same, in which case Tenant shall be responsible for repair and maintenance of the floor slab and structural components), and other structural components of the Premises, the Premises façade, elevators, exterior windows, and life safety systems, and the base building facilities and mechanical, electrical, plumbing, heating, ventilating and air-conditioning systems of the Premises as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant, specifically, Tenant’s mechanical, electrical, plumbing and HVAC equipment relating to its laboratories and GMP operations, and except for those repairs required to be made by Tenant pursuant to Section 6.1.3 hereof and repairs or replacements occasioned by any willful misconduct or negligence of Tenant, its agents, customers, contractors, employees, invitees, or licensees). At any

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reasonable time (except in emergencies), Landlord may close any portion of the Campus Common Areas to perform any acts that are, in Landlord’s reasonable judgment, necessary or desirable to maintain, repair or improve the Property. In connection with the foregoing, Landlord shall use commercially reasonable efforts to schedule and conduct such maintenance and repairs in such a manner as to minimize any disruption to Tenant’s normal business operations in the Premises.

5.1.2 Heat and Air-Conditioning. To furnish to the Premises base building heat and air-conditioning (reserving the right, at any time, to change energy or heat sources) sufficient to maintain the office portion of the Premises at comfortable temperatures (subject to all federal, state, and local regulations relating to the provision of heat) on a 24-hour, 7 days per week basis. All charges for gas furnished to the Premises will be separately metered and paid for by Tenant directly to the applicable utility providers as set forth in Section 4.2.6.

5.1.3 Electricity. To furnish to the Premises, separately metered and paid for by Tenant directly to the applicable utility providers as set forth in Section 4.2.7, electricity for Tenant’s lights, outlets and VAV boxes. If Tenant shall require electricity in excess of the capacities shown on Exhibit B attached hereto, and if (i) in Landlord’s reasonable judgment, Landlord’s facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building utilities systems and additional cost to Landlord on account thereof, as the case may be, Tenant shall, upon demand, reimburse Landlord for such additional cost, as aforesaid, and shall furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant, provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs.

5.1.4 Water. To furnish water to the Premises for ordinary cleaning, lavatory, toilet facilities, and for laboratory use in the capacities shown on Exhibit B attached hereto.

5.1.5 Elevators; Life Safety. To furnish freight and passenger elevator service from the lobby to the Premises and to perform all maintenance related to the elevators; and to maintain fire alarm systems within the Building

5.1.6 Landscaping; Snow Removal. To maintain landscaping at the Property and common areas of the Park, and to remove snow and ice from the parking area serving the Premises at all times (including holidays), unless prevented by severe weather conditions, governmental order, regulation or state of emergency. If the cost to provide additional snow removal for Tenant’s 24/7 access exceeds the normal snow removal costs to provide access to the Building during normal business hours, Tenant shall reimburse Landlord for such excess cost, which shall be included as part of Operating Costs for the Premises.

5.1.7 Insurance. From and after the Effective Date, Landlord covenants and agrees to provide, at its expense, but subject to reimbursement by Tenant as set forth herein as pertaining to Operating Costs, and to take out and keep in force an Special Risk Property insurance (including business interruption coverage) insuring the Building against loss or

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damage by fire, theft, floor, earthquake (if commercially available in the applicable domestic insurance market), terrorism (if commercially available in the applicable domestic insurance market), flood (if commercially available in the applicable domestic insurance market), windstorm (if commercially available in the applicable domestic insurance market) and such other risks or hazards, in an amount not less than 100% of the replacement cost of the Building, subject to commercially reasonable deductibles. In addition, at all such times, Landlord shall also keep and maintain a Liability Policy in a commercially reasonable amount with respect to the Campus Common Areas. Prior to the time such insurance is first required to be carried by Landlord and thereafter, at least thirty (30) days prior to the expiration date of any such policy, Landlord agrees to deliver to Tenant certificates evidencing such insurance coverage. Said certificate shall be on ACORD Form 27 (or any equivalent successor form). All property insurance policies must contain a waiver of subrogation of claims against Tenant and/or Tenant’s insurer, and all commercial general liability policies must contain (to the extent commercially available in the applicable domestic insurance market) a severability of interest clause, a cross-liability clause and shall be primary with respect to Landlord’s negligent acts and shall not provide for contribution of any other insurance available to Tenant.

5.2 Interruption. (a) Except as set forth herein, Landlord shall have no responsibility or liability to Tenant for failure, interruption, inadequacy or unavailability of any utilities, facilities, or services or for any failure or inability of Landlord to perform any obligation under this Lease if such failure, interruption or inability arises from Force Majeure, and in no event for any indirect or consequential damages to Tenant; and failure or omission on the part of the Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. During the continuance of any event of Force Majeure, Landlord may temporarily cease to provide any non-critical service or amenity if Landlord deems it necessary, in its sole judgment, for the safety or well-being of the Building, the Property, its tenants and their employees, invitees and contractors. In exercising its right pursuant to the immediately preceding sentence, in no event shall Landlord cease to provide mechanical, electrical or other utility service Landlord is obligated to provide under this Lease.

(b) Notwithstanding the foregoing, if an event or circumstance (an “Abatement Event”) shall occur that causes an interruption or curtailment, suspension or stoppage of an Essential Service that reasonably prevents Tenant from using the entire Premises, or any material portion thereof, as a result of Landlord’s failure to provide any Essential Service (defined below) required to be provided by Landlord under this Lease, provided that such failure or Landlord’s inability to remedy such event or circumstance is not due to Force Majeure or a cause beyond Landlord’s reasonable control generally affecting other buildings in the vicinity (such as a neighborhood power outage or other off-site occurrence) or due to the negligence of Tenant, its employees, vendors, or contractors, or any party claiming by, through or under Tenant then Tenant shall give Landlord notice (an “Abatement Notice”) of any such Abatement Event. The Abatement Notice may be given via email to Landlord’s property manager. If such Abatement Event continues beyond the “Eligibility Period” (defined below), then the Monthly Fixed Rent and monthly charges on account of Operating Costs and Taxes shall be abated entirely or proportionately, as the case may be, after the expiration

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of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. Tenant shall not be entitled to any abatement under this Section 5.2(c) if Tenant is not current in its payment of Rent at the time of the Abatement Event. The term “Eligibility Period” shall mean a period of five (5) consecutive business days after Landlord’s receipt of any Abatement Notice(s). For purposes hereof, the term “Essential Services” shall mean the following services required to be provided by Landlord under this Lease: water and sewer service, base building office HVAC (exclusive of HVAC only serving Tenant’s lab space), gas and electricity, and freight and passenger elevator service. The provisions of this paragraph shall not apply to any Abatement Event caused by fire or other damage or destruction to the Building, which shall be covered by Article 7 of this Lease, and shall be Tenant’s sole remedy on account of an Abatement Event.

(c) In addition to the rights and remedies set forth in Section 5.2(b) above, if an Abatement Event causes a failure, interruption or cessation of base building HVAC or a life safety or fire protection service exclusively serving Tenant’s lab space that has, or is reasonably expected to have, an immediate material and adverse impact on Tenant’s laboratory operations (a “Critical Failure”), then Tenant shall give Landlord an Abatement Notice of such Critical Failure (which may be given verbally or by email to Landlord’s property manager). If Landlord fails to correct the Critical Failure within seven (7) hours after Tenant provides the Abatement Notice, then Tenant may elect to exercise self-help to correct the Critical Failure. Whenever Tenant so elects to correct a Critical Failure as set forth in this Section 5.2(c), Landlord shall, within thirty (30) days after receipt of Tenant’s written demand (which shall include reasonably detailed supporting documentation), reimburse Tenant for the reasonable out-of-pocket costs and expenses incurred by Tenant in correcting the Critical Failure. If Tenant’s actions are the cause of an interruption or failure of the life safety or fire protection services serving Tenant’s lab space, then Tenant shall have no right of self-help under this Section 5.2(c). If Landlord fails to make any payment to Tenant as and when due, Tenant shall have the right to offset such owed amounts against its payments of Fixed Rent coming due under this Lease; provided, however, that the amount of each such monthly offset shall not exceed ten (10%) percent of the monthly installment of Fixed Rent then payable as stipulated under Section 1.1. If Tenant elects to exercise self-help under this Section 5.2 (c), then Tenant may not avail itself of any other remedy at law or in equity with respect to the Critical Failure.

(d) In the event of any emergency, Tenant may temporarily use the Premises loading docks as an “emergency staging area” for emergency equipment as reasonably necessary. Tenant shall notify Landlord as soon as possible of the emergency event (which may be given verbally or by email to Landlord’s property manager). During Tenant’s emergency use of the loading docks, Landlord and Tenant will discuss appropriate interim solutions to locate a mutually acceptable alternate area to move the emergency equipment if Tenant requires a longer duration of use under the circumstances. Tenant’s use of any such emergency staging area shall only be for so long as necessary after the applicable service if fully restored. Tenant shall promptly remove such equipment after the emergency event.

5.3 Indemnification by Landlord. Subject to the provisions of this Lease pertaining to matters covered by property insurance policies (including, without limitation, Section 4.2.5.7 of this

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Lease), except to the extent caused by the negligence or willful misconduct of Tenant, its agents, partners, members, trustees, beneficiaries, shareholders or employees (such parties being referred to collectively as the “Tenant Related Parties”), Landlord agrees to indemnify, defend and hold harmless Tenant and each other Tenant Related Party of and from any and all claims, losses, attorneys’ fees, costs, expenses or liabilities incurred by Tenant or any Tenant Related Parties and arising out of or in any way related to the following: (i) of any damage or injury to persons or property occurring in or on the Campus Common Areas arising out of the negligence or willful misconduct of Landlord or the Landlord Related Parties or any parties acting by, through or under Landlord or (ii) arising out of the breach by Landlord of its obligations under this Lease. In case of any action or proceeding brought against Tenant or the Tenant Related Parties by reason of any such claim, Landlord, upon notice from Tenant and at Landlord’s expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Tenant. The preceding indemnification shall expressly survive the expiration or earlier termination of this Lease.

5.4 Landlord’s Estoppel. Upon not less than ten (10) days’ prior written request by Tenant, not to be made more than one time in any 12-month period, to execute, acknowledge and deliver to Tenant a statement in writing, in such commercially reasonable form as Tenant may request, certifying the following: (i) that this Lease is unmodified and in full force and effect, (ii) whether the term has commenced and Fixed Rent and Additional Rent have become payable hereunder, and if so, the dates to which they have been paid, (iii) to Landlord’s actual knowledge, whether or not Tenant is in default in performance of any of the terms of this Lease, (iv) whether Landlord has made any claim against Tenant under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (v) such further factual information with respect to the Lease or the Premises as Tenant may reasonably request. If Landlord fails to deliver the estoppel certificate within the required time period, and such failure continues for an additional five (5) days following a second written request from Tenant, captioned “SECOND REQUEST FOR ESTOPPEL CERTIFICATE”, advising Landlord that it shall be obligated to pay to Tenant, as Additional Rent within twenty (20) days of demand, a fee in the amount of $500.00 per day for each day that Landlord fails to deliver the requested estoppel in the period beginning on the day after the expiration of the additional 5-day period, and ending on the day Landlord actually delivers the estoppel.

5.5 Access. Tenant shall have reasonable access to the Premises and the roof of the Building at all times, 24 hours/day, 365 days/year, subject to occurrences beyond the reasonable control of Landlord, such as severe weather conditions, casualty, and governmental order or regulation, or state of emergency.

ARTICLE 6
Tenant’s Additional Covenants

6.1 Affirmative Covenants. Tenant covenants at all times during the term and for such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

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6.1.1 Perform Obligations. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

6.1.2 Use. To use the Premises only for the Permitted Uses, and for no other use. Tenant shall, on or before the Commencement Date procure all licenses, permits and approvals from the appropriate state and local governmental authorities necessary for the Permitted Uses, including the Special Permit required by the Town of Burlington for use as a biotechnology lab, and all licenses, permits and approvals (if any) required by the applicable governmental authorities to operate and use a pH neutralization tank in the Premises (collectively, the “Permits”), at Tenant’s sole expense, and thereafter shall maintain all Permits required by the Town of Burlington and any other applicable governmental authorities having jurisdiction. With respect to any licenses, permits and approvals for which Tenant may apply, pursuant to this subsection 6.1.2 or any other provision hereof, Tenant shall furnish Landlord copies of applications therefor on or before their submission to the governmental authority. Landlord shall cooperate with Tenant as reasonably necessary to obtain the Permits, at no cost to Landlord.

6.1.3 Repair and Maintenance. To maintain the Premises (which includes without limitation, exterior doors, windows and entrance ways) in good order and condition and in a neat and clean appearance, and to perform all repairs and replacements to the Premises, including plumbing, electrical, and non-base building heating, ventilating and air-conditioning systems exclusively serving the Premises and installed by Tenant, Tenant’s security systems, and all lab equipment and GMP equipment installed by Tenant in the Premises, all fixtures, furnishings, lighting, interior walls, entrance doors, floor surfaces, and, all signs of Tenant wherever located, the exterior generator, Tenant’s rooftop equipment and all mechanical equipment associated with Tenant’s GMP use, and chemical storage tank and associated enclosures, such as are necessary to keep them in good working order, appearance and condition, as the case may require, reasonable use and wear thereof and damage by fire or by casualty only excepted; to keep all interior and exterior portions of all windows, doors and other glass in the Premises whole and in good condition; and, after three (3) business days’ prior written notice (which may be by email) or fewer days if reasonable under the circumstances, to begin to make as and when needed as a result of misuse by, or neglect of Tenant or Tenant’s servants, employees, agents, invitees or licensees or otherwise, all repairs necessary, which repairs and replacements shall be in quality and class equal to the original work. Tenant shall also be responsible, at its sole expense, for providing cleaning and janitorial services to all portions of the Premises in a first-class manner consistent with cleaning standards generally prevailing in the area and shall contract with a waste disposal service to remove and dispose of general office refuse on a regular basis. All Lab Waste generated within or brought onto the Premises in connection with Tenant’s activities shall be stored in proper containers within the Premises. In no event shall any Lab Waste be stored outside the Premises. Tenant shall not permit the mixing or disposal of Lab Waste with general office refuse and shall, at its sole expense, enter into and maintain throughout the Term a service contract with a trash disposal service specializing in laboratory and biological waste removal. Tenant’s waste removal contract shall provide for pick up and disposal of lab waste in accordance with local Board of Health requirements and all other applicable law. “Lab Waste” shall include, but not be limited to, all pathological, or biological waste, laboratory waste that has come in contact with any disease carrying organisms, any human

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tissue or other body parts, laboratory cultures and stocks of infectious agents and any associated biological materials, and any other item defined as medical or biological waste under any applicable law of governmental authorities having jurisdiction (including but not limited to 105 CMR 480.010). No Lab Waste or general office waste shall be stored outside of the Premises. (Landlord, upon failure of Tenant to perform its obligations under this Section 6.1.3, and if such failure could have an adverse effect on the base building structure or any of the base building systems, may elect, at the expense of Tenant, and upon three (3) business days’ prior written notice or fewer if reasonable under the circumstances [except in emergencies where immediate action may be taken without prior notice], to perform all such cleaning and maintenance and to make any such repairs and replacements or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, customers, patrons, invitees, or licensees. However, in no event shall Landlord have any right to take any action permitted by the preceding sentence to the extent such action would affect Tenant’s mechanical equipment associated with Tenant’s GMP operations and Tenant’s lab operations.)

6.1.4 Compliance with Law. To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any federal, state or local authority now in effect or hereafter enacted with respect to Tenant’s use, occupancy and maintenance of the Premises; to keep the Premises equipped with all safety appliances so required; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to Tenant’s use of the Premises, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulations shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance or security against any loss, cost or expense on account thereof.

6.1.5 Indemnification. Subject to the provisions of this Lease pertaining to matters covered by property insurance policies (including without limitation Section 4.2.5.7 of this Lease), except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, (including, without limitation, Landlord’s managing agent) partners, members, trustees, beneficiaries, shareholders and employees (such parties being referred to collectively as the “Landlord Related Parties”) Tenant hereby agrees to indemnify, defend and hold harmless Landlord and each other Landlord Related Party from and against any and all claims, losses, attorneys’ fees, costs, expenses or liabilities incurred by Landlord or any Landlord Related Parties arising out of, or in any way related to injury, death, damage or injury to person or property in or at the Premises or the Campus Common Areas arising out of the use or occupancy of the Premises or the Campus Common Areas by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all employees, agents or invitees of Tenant), arising out of the breach by Tenant of its obligations under this Lease. In case of any action or proceeding brought against Landlord or the Landlord Related Parties by reason of any such claim, Tenant, upon notice from Landlord and at Tenant’s expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord. The preceding indemnification shall expressly survive the expiration or earlier termination of this Lease.

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6.1.6 Landlord’s Right to Enter. Upon at least 24 hours’ prior written notice (which may be given by email), except in emergencies (in which case no prior notice shall be required),and subject to Tenant’s security procedures and protocols, to permit Landlord and its agents to enter into and inspect and examine the Premises at reasonable times and to show the Premises, and to make repairs to the Premises that Landlord is required or permitted to make under this Lease, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises.

6.1.7 Personal Property at Tenant’s Risk.All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting or other defect of water pipes or other pipes, sprinklers, lighting fixtures, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent prohibited by law. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant’s insurance, or is required to be so covered by this Lease.

6.1.8 Payment of Costs of Enforcement. To pay on demand Landlord’s expenses, including reasonable, out-of-pocket attorneys’ fees, incurred in successfully enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 8.4. Likewise, Landlord shall pay on demand Tenant’s expenses, including reasonable, out-of-pocket attorneys’ fees, incurred in successfully enforcing any obligation of Landlord under this Lease.

6.1.9 Yield-Up; Holdover. (a) At the expiration of the Term or earlier termination of this Lease, Tenant shall: (i) surrender all keys to the Premises; (ii) remove all of its trade fixtures, equipment and personal property in the Premises, including the Storage Tanks; (iii) remove all alterations, installations, and improvements made by Tenant other than the Non-Removable Alterations (defined below); (iv) remove all computer and telecommunications wiring and cabling, (it being understood that if Tenant leaves such wiring and cabling in a useable condition, Landlord, although having the right to request removal thereof, is less likely to so request); and (v) remove all Tenant’s signs wherever located. Tenant shall repair all damage caused by such removal and shall yield up the Premises (including the Non-Removable Alterations), broom-clean and in substantially the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Landlord shall, after receipt of Tenant’s Plans for the TIW, notify Tenant in writing as to whether all or any element of the TIW qualifies as a Non-Removable Alteration(s) that Tenant shall not be required to remove at the end of the Term. With respect to future installations, alterations or improvements, Tenant, at the time it submits plans for Landlord’s approval, may request in writing Landlord’s written permission to leave such installation, alteration or improvement in the Premises at the expiration or earlier termination of this Lease and/or whether the same qualify as Non-Removable Alterations. If Landlord so notifies Tenant that any such item(s) may remain in the Premises at the expiration or earlier termination of this Lease, or that such items(s) are Non-Removable Alterations, Landlord

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shall thereafter not be permitted to request or require that such item(s) be removed at the expiration or earlier termination of the Lease. Any property required to be removed under this Section 6.1.9 that is not so removed shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord’s property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to its performance of its obligations under this Section 6.1.9. “Non-Removable Alterations” means alterations or improvements that qualify as one of the following buildout standards, as determined by Landlord in its reasonable discretion: (A) a typical, market-standard GMP buildout, (B) a typical, market-standard laboratory buildout, or (C) a standard Class A open office buildout that is typical and customary in the market area.

(b) If the Tenant remains in the Premises beyond the expiration or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at a daily rate of rent equal to 200% of the Fixed Rent in effect under this Lease as of the day prior to the date of expiration of this Lease (the “Holdover Rate”), and shall otherwise be on the terms and conditions of this Lease as applicable, except that in no event shall any extension option, right of first offer or right of first refusal, or similar right or option be deemed applicable to such tenancy at sufferance. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant’s failure and delay in surrendering the Premises as above provided.

(c) Notwithstanding subparagraph (b) above, on the condition that (i) Tenant has given Landlord at least sixty (60) days’ prior written notice of its intent to remain in the Premises beyond the expiration or termination of this Lease, and (ii) Landlord does not then have a signed letter of intent or lease with another tenant for the Premises, or any portion thereof, at the time Tenant gives its notice of intent, then no new tenancy shall be created and Tenant shall be a tenant at sufferance at a rate equal to a 125% of the Fixed Rent payable by Tenant during the last month of the Term (the “Permitted Holdover Rate”), but only for a period not to exceed sixty (60) days (the “Permitted Holdover Period”). Tenant shall not be liable for consequential, direct or indirect damages suffered by Landlord on account of such holding over until the expiration of the Permitted Holdover Period. If Tenant continues to holdover in the Premises following the end of the Permitted Holdover Period and Landlord does not have a signed letter of intent or lease for the Premises, or any portion thereof, then the Tenant shall pay an increased amount equal to 150% of the Permitted Holdover Rate for a period not to exceed an additional thirty (30) day-period (the “Second Permitted Holdover Period”). Following the expiration of the Second Permitted Holdover Period, if Tenant continues to holdover, such holding over shall be without right and subject to all of the provisions of Paragraph (b) of this Section 6.1.9, including the obligation to pay the Holdover Rate stated in Paragraph (b), regardless of whether Landlord has a signed letter of intent or a lease for the Premises, or any portion thereof.

6.1.9.1 Exit Survey.At least thirty (30) days prior to the Expiration Date or Tenant’s earlier surrender of possession of the Premises, Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party state-certified professional

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approved by Landlord, which Exit Survey must be reasonably acceptable to Landlord. The Exit Survey shall comply with the American National Standards Institute’s Laboratory Decommissioning guidelines (ANSI/AIHA Z9.11-2008) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards). In addition, at least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall (a) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises, (b) place Laboratory Equipment Decontamination Forms on all decommissioned equipment to assure safe occupancy by future users and (c) conduct a site inspection with Landlord. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and comply with any recommendations set forth in the Exit Survey. Tenant’s obligations under this Section 6.1.9.1 shall survive the expiration or earlier termination of this Lease.

6.1.10 Rules and Regulations. To comply with the Rules and Regulations set forth in Exhibit E, and with all reasonable Rules and Regulations of general applicability to all tenants of the Park hereafter made by Landlord, if any, and of which Tenant has been given notice, concerning, among other things, the use of the cafeteria and fitness center and conference center; Landlord shall not be liable to Tenant for the failure of other tenants to conform to such Rules and Regulations. Tenant shall cause all parties performing work on behalf of Tenant in or about the Premises and the Property to comply with the Construction Rules and Regulations attached hereto as Exhibit E-1.

6.1.11 Estoppel Certificate. Upon not less than ten (10) business days’ prior written request by Landlord, not to be made more than three times in any 12-month period, to execute, acknowledge and deliver to Landlord a statement in writing, which may be in the form attached hereto as Exhibit F or in another form reasonably similar thereto, or such other form reasonably acceptable to Tenant, as Landlord may provide from time to time certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect, (ii) whether the term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) to Tenant’s knowledge, whether or not Landlord is in default in performance of any of the terms of this Lease, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and (vii) such further information with respect to the Lease or the Premises as Landlord may reasonably request. Any such statement delivered pursuant to this Section 6.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgage. Tenant shall also deliver to Landlord such financial information as may be reasonably required by Landlord to be provided to any mortgagee or prospective purchaser of the Premises, subject to such purchaser or mortgagee executing a commercially reasonable nondisclosure agreement with Tenant. The requirement of the preceding sentence shall not apply to Tenant as long as it is a publicly traded company. If Tenant fails to deliver the estoppel certificate within the required time period, and such failure continues for an

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additional five (5) days following a second written request from Landlord, captioned “SECOND REQUEST FOR ESTOPPEL CERTIFICATE”, advising Tenant that it shall be obligated to pay to Landlord, as Additional Rent within twenty (20) days of demand, a fee in the amount of $500.00 per day for each day that Tenant fails to deliver the requested estoppel in the period beginning on the day after the expiration of the additional 5-day period, and ending on the day Tenant actually delivers the estoppel.

6.1.12 Tenant’s Access and Security. Tenant shall have access to the Premises and the Property 24 hours per day, 7 days per week (including holidays), subject to occurrences beyond the reasonable control of Landlord such as severe weather conditions or a governmental order or requirement. Tenant shall have the right to utilize its own security services relative to the Premises.

6.2 Negative Covenants. Tenant covenants at all times during the term and such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

6.2.1 Assignment and Subletting. (a) Subject to Section 6.2.1(e), not to assign, transfer, mortgage or pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like, as well as a Change of Control [defined in Section 6.2.1(f)]) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant or an Affiliate (hereinafter defined) without the prior written consent of Landlord. In the event Tenant desires to assign this Lease or sublet any portion or all of the Premises, Tenant shall notify Landlord in writing of Tenant’s intent to so assign this Lease or sublet the Premises and the proposed effective date of such subletting or assignment, and shall request in such notification that Landlord consent thereto (except with respect to an Affiliate). Landlord may terminate this Lease in the case of a proposed assignment, or with respect to the space involved in the case of a proposed subletting, by giving written notice of termination to Tenant, with such termination to be effective as of the effective date of such assignment or subletting. If Landlord does not so terminate, Landlord’s consent shall not be unreasonably withheld to an assignment or to a subletting, provided that the following conditions are met:

(i) the assignee or subtenant shall use the Premises only for the Permitted Uses;

(ii) with respect to a subletting, that after such subletting the initial Tenant named herein occupies at least fifty (50%) percent of the Rentable Floor Area of the Building;

(ii) the proposed assignee or subtenant has a creditworthiness and, in the case of an assignee, a net worth reasonably acceptable to Landlord;

(iv) the amount of the aggregate rent to be paid by the proposed subtenant is not less than ninety-five percent (95%) of the current sublease market rate for the Premises;

(v) the proposed assignee or subtenant is not then a tenant in the Park, or an entity with which Landlord is dealing or has dealt within the preceding six months regarding the

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possibility of leasing space in the Building or the Park as evidenced by the exchange of written proposals; and

(vi) the proposed assignee or subtenant provides the representations and warranties required under Section 11.14, OFAC Compliance.

Tenant shall furnish Landlord with any information reasonably requested by Landlord to enable Landlord to determine whether the proposed assignment or subletting complies with the foregoing requirements, including without limitation, financial statements relating to the proposed assignee or subtenant.

(b) Tenant shall, as Additional Rent, reimburse Landlord promptly for Landlord’s reasonable out-of-pocket legal expenses incurred in connection with any request by Tenant for such consent. No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord’s written approval in the case of any other subletting or assignment.

(c) If for any assignment or sublease consented to by Landlord hereunder Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of part, in excess of such rent fairly allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account and after deduction for reasonable marketing expenses of Tenant in connection with the assignment or sublease, to pay to Landlord as Additional Rent fifty (50%) percent of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

(d) If at any time during the Term of this Lease, there is a name change of the Tenant entity, Tenant shall so notify Landlord and deliver evidence reasonably satisfactory to Landlord documenting such name change.

(e) Any other provision of this Section 6.2.1 notwithstanding, Tenant shall have the right, without Landlord’s prior written consent and without any right of Landlord to terminate this Lease, to assign or otherwise transfer this Lease to an entity into or with which Tenant is merged or consolidated, whether or not Tenant is the surviving entity, or to an entity to which all or substantially all of Tenant’s stock or assets are transferred provided that in any of such events the successor entity has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, and proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction (except to the extent prohibited by applicable laws or regulations, or by applicable contract. in which case notice shall be given as soon as permissible under such laws or regulations, or applicable contract). Additionally, and notwithstanding anything to the contrary in this Section 6.2.1, Tenant shall be permitted to assign or otherwise transfer this Lease or sublet the Premises to any entity that is its parent, or a subsidiary or affiliate (“Affiliates”), without Landlord’s consent, provided (i) Tenant shall deliver to Landlord reasonable proof of the affiliation (ii) the Affiliate has a net worth at least equal to or greater than that of Tenant as of the Effective Date or immediately prior to the transaction, and, (iii)

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Tenant remains primarily liable for all of the obligations of the tenant under this Lease. A transaction for which consent from the Landlord is not required pursuant to this Section 6.2.1(d) shall be referred to in this Lease as a “Permitted Transfer” and a transaction that constitutes a Change of Control shall be a Permitted Transfer only on the condition the net worth test provided in Section 6.2.1(e) is satisfied and the required evidence is delivered to Landlord. In the event of any Permitted Transfer, Tenant shall remain primarily liable under this Lease and any assignee shall agree directly with Landlord, by written instrument in form satisfactory to Landlord, to assume and perform all the obligations of Tenant under this Lease.
(f) As used in this Section 6.2.1, a transfer of a “Controlling Interest” of Tenant, either in a single action or a series of related transactions, such that the ultimate owners or holders (whether direct or indirect) of such interest on the date of this Lease cease to own a Controlling Interest in Tenant, or (ii) a restructuring or reorganization of the Tenant entity, including by any spin-off or split-off, Tenant shall notify Landlord of the occurrence of any of the foregoing transactions. “Controlling Interest” shall mean having fifty percent (50%) or more of the beneficial ownership interests of Tenant (whether outstanding voting stock of a corporation or other majority equity interests, partnership interest, membership interest, or the possession of power to direct or cause the direction of the management of Tenant). The provisions of this Section 6.2.1(f), and any provisions that relate to Change of Control (including those that would require Landlord consent) shall not be applicable to Tenant so long as it remains a publicly traded company. Further, any bequest or inheritance of any part or all of the shares or interests of Tenant so as to result in a change of control in the management of Tenant, shall not constitute an assignment for purposes of this Section 6.2.1 and shall not require Landlord’s consent.

(g) The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(i) Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default by Tenant beyond any applicable notice and cure period hereunder shall occur under this Lease, Tenant may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default hereunder exists under this Lease beyond the expiration of the applicable notice and cure periods under this Lease, to pay to Landlord the rents and other charges due and to become due under the sublease. The subtenant shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such breach exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against said subtenant, or, until the breach has been cured,

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against Landlord, for any such rents and other charges so paid by said subtenant to Landlord.

(ii) In the event of a default beyond any applicable notice and cure period by Tenant in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults or breaches of Tenant as sublandlord under such sublease.

6.2.2 Nuisance. Not to injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises inflammable fluids or chemicals (except in compliance with the requirements of Article 10 of this Lease); nor permit any cooking to such extent as requires special exhaust venting; nor make, allow or suffer any waste (as defined under Massachusetts law); nor make any use of the Premises which is contrary to any law or ordinance; nor conduct any auction, fire, “going out of business” or bankruptcy sales.

6.2.3 Intentionally Omitted.

6.2.4 Floor Load; Heavy Equipment. Not to place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry as reflected in Exhibit B and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, which shall be placed so as to distribute the weight.

6.2.5 Installation, Alterations or Additions. (a) Not to make any installations, alterations or additions in, to or on the Premises nor to permit the making of any holes in the walls, partitions, ceilings or floors nor the installation or modification of any exterior locks or security devices without on each occasion obtaining the prior written consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance. In no event shall Landlord’s approval of any plans, including plans for any initial tenant improvements in accordance with Article 3, be construed as a waiver of Landlord’s right, pursuant to Section 6.1.9 above, to require removal of any installations, alterations or improvements at end of the Term. Tenant agrees to employ for any work one or more responsible contractors of whom Landlord has given prior approval, and whose labor will work without interference with other labor working on the Property, and to cause such contractors employed by Tenant to carry worker’s compensation insurance in accordance with statutory requirements, Employers Liability Insurance at least equal to the limits set forth in Section 4.2.4.1, and commercial general liability insurance covering such contractors on or about the Premises in amounts at least equal to the limits set forth in Section 1.1. All contractors insurance shall name Landlord and its managing agent and any mortgagee as additional insureds on a primary and non-contributory basis, and indemnifying the parties so named against claims for death or injury to persons or damage to property claimed to have occurred in the Premises or on the property. Tenant shall cause its contractors to submit certificates evidencing such coverage to Landlord prior to the commencement of any such work. Tenant shall cause all contractors performing work on behalf of Tenant in or about the

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Premises and Building to comply with the Construction Rules and Regulations attached hereto as Exhibit E-1. Tenant shall pay promptly when due the entire cost of any work to the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials, and at Landlord’s request Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any work commenced by Tenant will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics’ lien or other encumbrance arising out of such work. In any event, Tenant shall within ten (10) days of notice of the existence of any lien, bond against or discharge any mechanics’ liens or other encumbrances that may arise out of such work. If Tenant shall fail to cause any such lien to be discharged within such 10-day period, then in addition to any other available right or remedy, Landlord may discharge the same, either by paying the amount claimed to be due, or by bonding or otherwise. Any amount so paid, and all costs and expenses so incurred by Landlord in connection therewith, shall constitute Additional Rent hereunder. Tenant shall procure all necessary licenses and permits at Tenant’s sole expense before undertaking such work. All such work shall be done in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Without waiver of the provisions of Section 4.2.5.7 of this Lease, Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work, and any liability, loss, cost, damage and expense of every kind and nature incurred by reason of, or arising out of any and all mechanic’s and other liens filed in connection with any alterations or improvements.

(b) Notwithstanding the foregoing, Tenant may, without Landlord’s consent but upon prior written notice to Landlord, perform any alterations (with a contractor designated by Tenant and approved by Landlord) which (i) do not affect the Building structure; (ii) do not require a building permit, or do not cause any violation of and do not require any change in any certificate of occupancy applicable to the Building; (iii) do not affect the Building systems (d) do not affect the exterior of the Building, including the roof of the Building, (iv) are not visible from the exterior of the Building, (v) do not exceed $100,000.00 in any one instance (for purposes of this provision, a series of related alterations shall be aggregated together for purposes of determining whether such $100,000.00 threshold is exceeded, and the cost of any specific equipment that is part of the alteration or installation shall be excluded from the determination of whether the $100,000 threshold is exceeded), or (vi) do not constitute specialty improvements not customarily found in lab/GMP, and office space in comparable buildings, it being understood and agreed that Tenant shall be required to remove such specialty improvements installed without Landlord’s consent upon the end of the Term. Tenant shall be responsible for obtaining, at its cost, all permits required as to any of Tenant’s alterations, and shall furnish copies thereof to Landlord following Landlord’s written request therefor.

(c) Not to grant a security interest in, or to lease, any personal property or equipment being installed in the Premises, including, without limitation, demountable partitions (the “Collateral”) without first obtaining an agreement for the benefit of Landlord in the form attached hereto as Exhibit G, from the secured party or lessor (“Secured Party”) that stipulates in the event either the Lease is terminated or Tenant defaults in its obligations to Secured Party, then (i) Secured Party will remove the Collateral within ten (10) business days

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after notice from Landlord of the expiration or earlier termination of this Lease, or within ten (10) business days after Secured Party notifies Landlord that Secured Party has the right to remove the Collateral on account of Tenant’s default in its obligations to Secured Party, (ii) Secured Party will restore the area affected by such removal, and (iii) that a failure to so remove the Collateral will subject such property to the provisions of Section 6.1.9 of the Lease.

6.2.6 Support Equipment. (a) Without waiver of the provisions of Paragraph (a) of Section 6.2.5, as applicable, Tenant shall have the right to install, maintain, repair, replace and operate an emergency back-up generator and fuel tank (together, the “Generator”), and chemical storage tanks (the “Storage Tanks”) (the Generator and the Storage Tanks, are collectively referred to as the "Support Equipment"). The Support Equipment shall be located in the areas shown for these uses on Exhibit A-1 attached hereto (the "Support Equipment Area"). Tenant shall be permitted to run conduits, piping, and cabling from the Generator and the Storage Tanks into the Premises. Tenant shall promptly repair any damage caused to the Building or the Property caused by reason of such installation. Tenant shall not install the Storage Tanks and the Generator and related connective conduit, piping, and cabling without Landlord's prior approval of the manner of and plans and specifications for such installation, and screening if reasonably required by Landlord. If such installation shall result in an increase in premiums for Landlord’s insurance coverage for the Building, then Tenant shall be liable for the increase as Additional Rent hereunder upon documentation by Landlord to Tenant supporting any such increased premium. The installation, maintenance, use and operation of the Support Equipment shall be at Tenant's sole cost and expense, and shall be performed in accordance with all applicable laws and requirements of applicable governmental authorities, and if any permits or approvals are required by the Town of Burlington, Tenant shall be responsible for obtaining the same at its sole expense.

(b) Tenant agrees that upon the expiration or earlier termination of this Lease, Tenant shall, in accordance with Section 6.1.9 hereof, remove the Storage Tanks, at Tenant's expense, and promptly repair and restore any damage to the Building and the Property due to such removal. If the Storage Tanks are not so removed by Tenant upon the expiration of the term of this Lease, then it shall become the property of Landlord and, if Landlord so elects, Landlord shall remove the same and charge Tenant for the cost of removal, including costs, if any, associated with restoration of the Building due to such removal.

(c) Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims, costs, expenses, fees or suits arising out of accidents, damage, injury or loss to any and all persons and property, arising from the installation, maintenance, operation and repair of the Support Equipment and use of the Support Equipment Area, unless caused by the fault or negligence of Landlord, its agents, employees and contractors. Tenant shall obtain for the benefit of Landlord and its managing agent insurance covering Tenant’s Generator and Storage Tanks, in such amount and of such type as customarily required by industry standards [Vericel to confirm required coverages].

6.2.7 Rooftop Equipment. (a) Without waiver of the provisions of Paragraph (a) of Section 6.2.5, as applicable, Tenant shall have the right, at no charge to Tenant, to install and operate rooftop equipment to be used in connection with the conduct of Tenant’s business, to be installed in the 4th Floor mechanical space and in an open area on the roof of the Building

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shown on the rooftop plan attached hereto as Exhibit B-1 (the 4th Floor space and the open rooftop area are referred to as the “Rooftop Equipment Area”). Tenant’s rooftop equipment shall be subject to Landlord’s reasonable approval regarding size and the manner of installation, including conformance with Landlord’s reasonable design criteria and any other reasonable requirements (including visual shielding as required by Landlord such that it cannot be seen from street level). The approved rooftop equipment shall be referred to as the “Rooftop Equipment”. Tenant shall ensure that that installation of all such Rooftop Equipment will not in any way affect any roof warranty or affect the integrity of the roof. Tenant shall submit to Landlord for its approval the plans and specifications for the Rooftop Equipment installation, which approval shall not be unreasonably withheld or delayed, and shall comply with Landlord’s requirements under Section 6.2.5, in all respects. Tenant shall also have the right to use conduit, shaft and riser space in the Building, at no charge, subject to Landlord’s approval of the plans and specifications therefor, to connect the Premises to the Rooftop Equipment. Tenant shall also pay Landlord all costs of electricity in connection with the Rooftop Equipment directly to the utility provider. Tenant shall have access to the roof at all times for the purpose of installing, operating, maintaining, repairing, or removing the Rooftop Equipment and agrees to maintain the Rooftop Equipment in good condition and repair throughout the Term. Tenant shall require its employees, vendors and contractors to exercise the highest level of care by industry standards to prevent voiding any roof warranties and to ensure the integrity of the roof membrane when accessing any portion of the rooftop for any reason. Additionally, Tenant agrees to abide by Landlord’s rules and policies for the use of any crane utilized in connection with all installations and repairs involving Tenant’s Rooftop Equipment. The installation, operation, maintenance, repair and removal of all Rooftop Equipment shall be at Tenant’s sole cost and expense, utilizing roofing contractors approved by Landlord, which approval shall not be unreasonably withheld or delayed, but which may be conditioned on Tenant utilizing Landlord’s roofing contractor if required by Landlord, and shall be performed in accordance with all applicable laws and requirements of the Town of Burlington and any other governmental agencies and public authorities having jurisdiction.

(b) The open area of the rooftop outside the 4th Floor portion of the Premises as depicted on Exhibit B-1, attached hereto, is designated as a shared area for use by Landlord and Tenant. Landlord and Tenant shall each exercise reasonable efforts to prevent interference with the other’s use of the shared rooftop area. Upon the expiration or earlier termination of this Lease, Tenant shall remove the Rooftop Equipment from the roof, unless at the time of plan review, Landlord advised Tenant that the Rooftop Equipment is not required to be removed at the end of the Term which Landlord shall advise Tenant of at such time as requested by Tenant. If Tenant removes the Rooftop Equipment, Tenant shall repair any damage to the roof and/or the Building caused by removal.

(c) Subject to Section 4.2.5.7, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liabilities, claims, damages, costs and expenses relating in any way to the Rooftop Equipment, including damage to the roof or any component of the Property, unless caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, or other users of the roof. The foregoing indemnification shall survive the expiration or earlier termination of this Lease.

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(d) The right to install the Rooftop Equipment may be assigned or subleased in connection with an assignment of this Lease or a subletting of the Premises, provided, any change or addition to the approved Rooftop Equipment will require Landlord’s approval and will subject to the requirements of Section 6.2.5 of this Lease. Tenant shall be prohibited from granting any other party any right or license to use any portion of the Rooftop Equipment Area apart from this Lease.

6.2.8 Abandonment. Not to abandon the Premises during the Term, it being understood and agreed that vacancy of the Premises shall not be construed as abandonment so long as all of Tenant’s other obligations under this Lease, including payment of rent and all other sums owing to Landlord, continue to be timely performed and reasonable measures are taken by Tenant to manage the vacant space.

6.2.9 Signs. Not without Landlord’s prior written approval to paint or place any signs, curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises. Notwithstanding the foregoing, Tenant shall be permitted to install, at its sole expense, exterior signage on the Building, subject to Landlord’s approval regarding size, location, and manner of installation, which approval shall not be unreasonably withheld, conditioned or delayed, in conformance with Landlord’s standard sign policies for the Park. Tenant’s signage shall be in compliance with all applicable state and local laws and ordinances. Tenant shall maintain its signage in good condition and shall remove the same at the end of the Term. Landlord, at its expense, shall install Tenant’s business name on the South Entrance monument sign and on other directional signage as applicable.

6.2.10 Parking and Storage. Except as otherwise permitted under Section 5.2(c), not to permit any storage of materials outside of the Premises; nor to permit the use of the parking areas for either temporary or permanent storage of trucks; nor permit the use of the Premises for any use for which heavy trucking would be customary.

ARTICLE 7
Casualty or Taking

7.1 Termination in the Event of a Casualty.

(a) If the Premises or any material or substantial portion is damaged or destroyed at any time during the last thirty-six (36) months of the Original Term of this Lease then either Landlord or Tenant shall have the right to terminate this Lease by giving written notice to the other within thirty (30) days following the casualty. If Landlord exercises its right to so terminate this Lease and there are 36 or fewer months remaining in the Original Term, then Tenant shall have the option to exercise its Extension Option under Section 2.3 of this Lease which shall have the effect of nullifying Landlord’s termination notice. In that event, the Original Term will be extended by the 10-year Extended Term and Landlord shall be obligated to perform the Landlord’s Restoration Work in accordance with Section 7.2. The Annual Fixed Rent Rate for the Premises during the Extended Term will be determined in the manner as set forth in Section 2.3 (b) for determining the Annual Fixed Rent Rate during the Extended Term. If Tenant declines to exercise its Extension Option for the Extended Term, then

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Landlord’s termination notice shall remain valid and in force and effect, and this Lease shall terminate in accordance with the provisions of this Section 7.1.

(b) If the Premises or any material portion of the Building or the Property is destroyed or materially or substantially damaged by fire or casualty during the last twelve (12) months of the Original Term or any extension thereof (whether pursuant to an exercise of Tenant’s Extension Option or an extension of the Original Term pursuant to this Article 7), then either Landlord or Tenant shall have the right to terminate this Lease by giving written notice to the other. Such termination notice shall specify the effective date of termination, which shall not be less than thirty (30) nor more than sixty (60) days after the date of such parties’ termination notice. Tenant shall not have the right to exercise its Extension Option if Landlord so terminates in accordance with this Section 7.1(b). In the event of termination of this Lease pursuant to this Section 7.1(b), Rent shall be apportioned and paid to the date of termination.

(c) If the Premises are destroyed or materially or substantially damaged by fire or casualty during the Extended Term or during the period of extension of the Original Term (if required under this Article 7), and, in the reasonable opinion of an independent architect or engineer selected by Landlord, the Landlord’s Restoration Work (defined in Section 7.2) cannot be completed within twelve (12) months from the date the repair or restoration work would commence, then this Lease may be terminated by either Landlord or Tenant by the giving of notice to the other party within thirty (30) days after the date the opinion of the architect or engineer is made available to the parties. Such termination notice shall specify the effective date of termination, which shall not be less than thirty (30) nor more than sixty (60) days after the date of such parties’ termination notice. Landlord shall endeavor to deliver the architect’s opinion to Tenant within forty-five (45) days following the casualty or taking. In the event of termination of this Lease pursuant to this Section 7.1(c), Rent shall be apportioned and paid to the date of termination.

(d) If the Premises are destroyed or materially or substantially damaged by fire or casualty during the first 108 months of the Original Term and, in the reasonable opinion of an independent architect or engineer selected by Landlord, the full restoration work in the Premises described in Section 7.2(b) below cannot be fully completed within twenty-eight (28) months from the date the work would commence, then this Lease may be terminated by Landlord (acting reasonably and in good faith) or Tenant in the same manner set forth in paragraph (c) above, and Rent shall be apportioned and paid to the date of termination. If Landlord exercises its right to terminate this Lease in accordance with this Section 7.1(d), then Tenant shall have the option to exercise its Extension Option under Section 2.3 of this Lease which shall have the effect of nullifying Landlord’s termination notice. In that event, the Original Term will be extended by the 10-year Extended Term, commencing upon the expiration of the 12th Lease Year, and Landlord shall be obligated to perform the Landlord’s Restoration Work in accordance with Section 7.2. The Annual Fixed Rent Rate for the Premises during the Extended Term will be determined in the manner as set forth in Section 2.3 (b) for determining the Annual Fixed Rent Rate during the Extended Term. If Tenant declines to exercise its Extension Option for the Extended Term, then Landlord’s termination notice shall remain valid and in force and effect, and this Lease shall terminate in accordance with the provisions of this Section 7.1(d).

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7.2 Restoration Required.

(a) In the event the Premises or any portion thereof is destroyed or damaged by fire or casualty at any time during the first 108 months of the Original Term and neither Landlord or Tenant terminates this Lease pursuant to any right set forth in Section 7.1, Landlord and Tenant shall work together to repair and restore the Premises to its prior condition, in the manner and to the extent of the party’s respective obligations set forth in Section 7.2(b), provided, however, the Original Term of this Lease must be extended for an additional period consisting of the number of additional years necessary (measured from the date of the casualty) to provide for a full ten years of Original Term. (Such an extension shall not be deemed an exercise of Tenant’s Extension Option under Section 2.3.) During such additional period, Tenant shall pay Fixed Rent based upon the Annual Fixed Rent at the rate per rentable square foot of floor area last paid under this Lease (as of the date of the casualty) increased by 2.5% each year over the previous year’s Annual Fixed Rent Rate, and Tenant’s Extension Option shall be preserved.

(b) If neither Landlord or Tenant terminates this Lease as provided in Section 7.1 above, or if restoration is required in accordance with Section 7.2(a), this Lease shall continue in force and an equitable proportion of the Rent, according to the nature and extent of the damages sustained by the Premises, shall be abated until the Premises, or what may remain thereof, shall be restored by Landlord and Tenant to its prior condition. Landlord and Tenant shall work together to agree upon reasonable timetables for performing and completing their respective components of work to fully restore the Premises, each acting reasonably and in good faith, and shall cooperate, and cause their contractors to cooperate, during the performance of any work that may overlap and require sharing of the job site. Landlord’s restoration obligations shall be collectively referred to herein as “Landlord’s Restoration Work” and shall be limited to the base building core and shell elements, and other initial improvements performed as Landlord’s Work under Article 3 of this Lease, which Landlord covenants to do with reasonable diligence, subject to zoning and building laws or ordinances then in existence. Landlord’s Restoration Work shall exclude the TIW under said Article 3, and other improvements and alterations made in or on the Premises by Tenant. All other repair and restoration work, including the TIW and all other leasehold improvements (collectively, the “Tenant’s Restoration Work”), shall be performed by and at the expense of Tenant, promptly and with due diligence. Tenant shall use reasonable efforts not to interfere with Landlord’s Restoration Work during the performance of Tenant’s Restoration Work. Landlord shall fund the Landlord’s Restoration Work to the same quality and standards for materials and equipment utilized in constructing the Building as part of the Landlord’s Work under Article 3. Landlord shall be required to fund any deductible under its insurance policy and any deficiency in proceeds because of Landlord’s failure to carry the insurance required by this Lease. Tenant shall be required to fund the amount of any deductible under its insurance policy and any deficiency in proceeds because of its failure to carry the insurance required by this Lease.

7.3 Award. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant’s rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.

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7.4 Substantial Taking. If a Substantial Portion (defined below) of the Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, then either party may terminate this Lease upon notice to the other within sixty (60) days of the taking, and the Rent shall be abated entirely, or proportionately, during any period prior to such termination during which Tenant’s use of the Premises is so prevented or materially interfered with (and in fact is not used by Tenant), in the proportion that the rentable area of the Premises that Tenant is prevented from using and does not use bears to the total rentable area of the Premises. For purposes hereof, “Substantial Portion” shall mean any portion of the Property or the Premises, the taking of which would prevent the Permitted Use of the Premises employed by Tenant immediately prior to such taking, or any material portion of the Building or Premises which in the reasonable opinion of an independent architect or engineer selected by Landlord and approved by Tenant (such approval not to be unreasonably withheld), cannot be repaired or restored to a proper condition for Tenant’s Permitted Use within three hundred sixty-five (365) days from the date the repair or restoration work would commence.

7.5 Reconstruction Following a Taking. In the event this Lease is not terminated as provided in Section 7.4 above, Landlord shall, at Landlord’s sole cost and expense, restore and reconstruct the Premises in accordance with the provisions of Section 7.2 above. In no event shall the rent payable hereunder abate or reduce, nor shall Tenant have the right to terminate this Lease, on account of any such taking, except if and to the extent that the Premises are rendered partially untenantable, in which case Rent shall equitably abate based on the area so taken or otherwise rendered untenantable (and in fact is not used by Tenant). In no event shall Landlord have any obligation under this Section to expend any monies in excess of the amount received by Landlord in accordance with Section 7.3.

ARTICLE 8
Defaults

8.1 Events of Default. (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent, Additional Rent or any other sum due Landlord hereunder and if such default shall continue for ten (10) days after written notice from Landlord designating such default or if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment shall be made by Tenant in violation of the provisions of Section 6.2.1 of this Lease, or (c) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors, or (d) if Tenant’s leasehold interest shall be taken on execution, or (e) if a lien or other involuntary encumbrance is filed against Tenant’s leasehold interest and is not discharged within thirty (30) days following written notice from Landlord to Tenant of same, or (f) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect, or (g) if an involuntary petition under any of the provisions of any bankruptcy law or code is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within ninety (90) days thereafter, or (h) if Tenant fails to perform any funding obligation under Section 3 of the Construction Escrow Agreement,

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and such failure is not cured within ten (10) business days after written notice from Landlord designating the failure, or (i) if Tenant fails to commence construction activities on the date specified for commencement of the TIW under the Approved Construction Schedule or ceases to perform any component of the TIW (where not due to Force Majeure in either case), or abandons construction activities entirely, and such failure(s) continues for more than ninety (90) days after written notice from Landlord designating such failure(s), then, and in any of such cases, Landlord and the agents of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter without demand or notice and with process of law enter into the Premises or any part thereof in the name of the whole and repossess the same as of Landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants, and/or Landlord may terminate this Lease by sending written notice of termination to Tenant and this Lease shall terminate and come to an end on the date of entry as aforesaid, or on the third (3rd) day following the giving of such notice as fully and completely as if such date were the date originally fixed for expiration of the Term of this Lease. Tenant will quit and surrender the Premises to Landlord, but shall remain liable as herein provided. If Landlord terminates this Lease due to a default under Section 8.1(h) and/or Section 8.1(i) beyond the expiration of the applicable cure periods, Landlord shall also terminate the Construction Escrow Agreement in accordance with the procedures set forth in Section 8 of the Construction Escrow Agreement. Tenant hereby waives all statutory rights to the Premises (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant’s personal property, trade fixtures and equipment, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant. No termination or repossession provided for in this Section 8.1 shall relieve Tenant or any guarantor of Tenant of the liabilities and obligations of Tenant under this Lease, all of which shall survive any such termination or repossession.

8.2 Remedies. (a) In the event of termination or repossession, Tenant covenants to pay punctually to Landlord Fixed Rent, Additional Rent and all other sums for which Tenant is obligated in this Lease to pay and in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence, Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 8.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord’s expense in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, reasonable attorney’s fees, and expenses of preparing the Premises for such reletting.

(b) Landlord may elect to (i) relet the Premises or any part or parts thereof, for a term or terms which may be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and/or (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers

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advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant’s liability as aforesaid.

(c) In lieu of full recovery by Landlord of the sums payable under the foregoing provisions of this Section 8.2 (except for the amount of any rent of any kind accrued and unpaid at the time of termination) Landlord may by written notice to Tenant, elect to recover, and Tenant shall thereupon pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue.

(d) In the alternative, and in lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 8.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 8.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent owing under this Lease for the remainder of the Term following such termination plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 8.2 up to the time of payment of such liquidated damages.

(e) Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

8.3 Remedies Cumulative. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

8.4 Landlord’s Right to Cure Defaults. Landlord may, but shall not be obligated to, cure, at any time, without notice, any default by Tenant beyond the expiration of the applicable notice and cure periods under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys’ fees, in curing a default shall be paid, as Additional Rent, by Tenant to Landlord on demand, together with interest thereon at the Interest Rate (hereinafter defined) from the date of payment by Landlord to the date of payment by Tenant. The term “Interest Rate” shall mean the rate equal to the Prime Rate as published in The Wall Street Journal from time to time, plus three percentage points, or if such rate violates usury statutes, then the “Interest Rate” shall be the maximum rate payable under state law.

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8.5 Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

8.6 No Waiver, etc. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.7 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

ARTICLE 9
Rights of Mortgage Holders

9.1 Rights of Mortgage Holders. The word “mortgage” as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word “holder” shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Property for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Property for the purpose of foreclosure, such holder shall have all the rights of Landlord. No such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Property for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord, subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Property.

The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (particularly, without limitation thereby, the covenants and agreements contained in this Section 9.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the

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obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement in form and content reasonably acceptable to Tenant and such holder, which may be necessary to implement the provisions of this Section 9.1.

9.2 Lease Subordination. As of the Effective Date, the Property is unencumbered by any mortgage and on that account this Lease shall have priority over any future mortgages. However, and notwithstanding the foregoing, it is agreed that the rights and interest of Tenant under this Lease shall be made subordinate to any future mortgage or mortgages and to any and all advances to be made thereunder, and to the interest of the holder thereof in the Premises or any property of which the Premises are a part, provided that, subordination of this Lease to any future mortgages shall be conditioned on the execution, acknowledgement and delivery by such holder, Tenant and Landlord (if required) of any and all instruments deemed necessary to give effect to or notice of such subordination (including subordination, non-disturbance and attornment agreements) in a commercially reasonable form customarily utilized in similar commercial transactions and which Tenant shall have an opportunity to review and negotiate. Any Mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary, subject to the preceding sentence. A non-disturbance and attornment agreement from any future lender will not have any precedential import with respect to any subsequent non-disturbance agreements with third parties.

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ARTICLE 10
Hazardous Materials

10.1 No Releases of Hazardous Materials. Tenant covenants and agrees not to use, release, dispose, manufacture, store, or transport any Hazardous Materials (hereinafter defined) at, on, under or from the Premises and the Property except in compliance with any and all laws, regulations, ordinances or orders promulgated, and as may be amended, by any governmental authority having jurisdiction over Hazardous Materials or the Property (collectively, “Legal Requirements”), and except for those Hazardous Materials used in the ordinary course of Tenant’s business, but only in compliance with all applicable Legal Requirements and any reasonable requirements of Landlord (such as requirements for fencing or other locked enclosures). Tenant shall comply with all governmental reporting requirements with respect to Hazardous Materials and all chemicals and flammable substances (in whatever form) used by Tenant in its business operations, and shall deliver to Landlord copies of all such reports. In the event that a release or threat of release of Hazardous Materials occurs at, from or upon the Premises or Property during the term of this Lease, Tenant shall at its expense perform all actions required under any and all applicable Legal Requirements to assess, contain, remove or respond to such release or threat of release; provided, however, that Tenant’s work or actions hereunder shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld. The term “Hazardous Materials” shall mean any and all materials defined or classified as “hazardous materials” “hazardous waste,” “hazardous substance,” “toxic substance,” “hazardous pollutant,” “toxic pollutant” or “oil” or words of similar import under any applicable local, state or federal law and/or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, 42 U.S.C. §9601 et. seq. (CERCLA), 42 U.S.C. §6901 et. seq. (RCRA), M.G.L. c. 21C or M.G.L. c. 21E, all as amended.

10.2 Notices of Release of Hazardous Materials. Tenant shall promptly notify Landlord in writing of all spills, releases or threat of release of Hazardous Materials caused by or involving Tenant or its business operations, and all notices, orders, fines or communications of any kind received by Tenant from any governmental authority or third party concerning the presence or suspected presence of Hazardous Materials on the Premises or the Property, the migration or suspected migration of Hazardous Materials from the Premises or the Property to other property, or the migration or suspected migration of Hazardous Materials from other property to the Premises or the Property.

10.3 Landlord’s Right to Inspect. Upon at least twenty-four (24) hours prior written notice to Tenant (which may be by email) and no more often than one (1) time in any 12-month period (unless Landlord reasonably believes Tenant is not complying with Legal Requirements or that a spill, release, or threat of release of Hazardous Materials has occurred, in which case Landlord shall provide prior notice as is reasonable under the circumstances), Landlord, its officers, employees, contractors and agents shall have the right, but not the duty, to inspect areas of the Premises to determine whether Tenant is complying with Legal Requirements, including CERCLA, RCRA, M.G.L. c. 21C or M.G.L. c. 21E, and other state and federal environmental laws, or regulations promulgated pursuant to any of the foregoing, as amended. Landlord shall use reasonable efforts to minimize interference with Tenant’s business, but shall not be liable for any interference caused

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thereby, provided Landlord shall have used such reasonable efforts. Landlord and any other permitted parties shall in all events (except emergencies) comply with the security and access procedures required by Tenant.

10.4 Landlord’s Right to Audit. Upon at least twenty-four (24) hours prior written notice to Tenant (which may be by email) and no more than one (1) time in any 12-month period, Tenant shall permit Landlord, its employees and its agents (including its environmental consultant), access to all areas of the Premises, from time to time during the term, for the purposes of conducting an environmental assessment or inspection during regular business hours, or during other hours either by agreement of the parties or in the event of an environmental emergency. In the event Landlord shall exercise its rights under this Section 10.4, Landlord shall use reasonable efforts to minimize interference with Tenant’s business, but shall not be liable for any interference caused thereby, provided Landlord shall have used such reasonable efforts. Landlord and any other permitted parties shall in all events (except emergencies) comply with the security and access procedures required by Tenant.

10.5 Tenant Audit. Landlord shall have the right, from time to time, during the term of this Lease, and upon the expiration of the term of this Lease, to require that Tenant hire, and in such event, Tenant shall at its own expense hire, an environmental consultant satisfactory to Landlord to undertake an environmental assessment, inspection and/or sampling at the Premises and/or Property to determine whether Hazardous Materials have been released during the term of the Lease.

10.6 Remediation. Should the assessment, inspection or sampling performed pursuant to Sections 10.4 or 10.5 above, or any other assessment, inspection or sampling, reveal that there has been a release or threat of release of Hazardous Materials by Tenant or its employees, agents or contractors, then Tenant shall, at its expense, undertake all remediation and/or response action required by applicable law and any governmental authority, and Tenant shall promptly thereafter restore any areas damaged or affected by such remediation and/or response action.

10.7 Tenant’s Reporting Requirements; Management and Safety Plan. Upon the execution of this Lease, Tenant shall submit to Landlord a list that specifies the materials that Tenant will use or store on the Premises in the ordinary course of its business, and such items shall be subject to the approval of Landlord, which shall not be unreasonably withheld or delayed. Tenant shall provide Landlord with an updated list every or 12 months, and any additions thereto will be subject to the approval of Landlord, which shall not be unreasonably withheld or delayed. At least sixty (60) days prior to the Rent Commencement Date, Tenant shall prepare and deliver to Landlord and Landlord’s environmental consultant a so-called “Chemical Management and Facility Safety Plan.” Tenant shall operate its business at the Premises in accordance with the procedures and practices set forth in such Plan, and shall promptly remedy from time to time any practices, procedures or conditions, at Tenant’s expense, that violate, or which in the reasonable judgment of Landlord or its consultant, would with the passage of time violate, the provisions of this Article 10. Tenant shall comply with all governmental reporting requirements with respect to all chemicals and flammable substances used by Tenant in its business operations, and shall deliver to Landlord copies of all such reports.

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10.8 Indemnification. Tenant agrees to indemnify, defend with counsel acceptable to and approved by Landlord, and save Landlord harmless from all claims, liability, loss or damage arising on account of the use, release, threat of release, holding, handling, transport, storage, or disposal of Hazardous Materials by Tenant, its employees, agents or contractors at, on, upon or from the Premises or Property from and after the Date of this Lease, including, without limitation, liability under any federal, state, or local laws, requirements and regulations, or damage to any of the systems of the Building or the Property. The provisions of this Section 10.8 shall survive the expiration or earlier termination of this Lease.

ARTICLE 11
Miscellaneous Provisions

11.1 Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Notice Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Notice Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given upon receipt or rejection when mailed to such address postage prepaid, by certified mail, return receipt requested, or on the next business day after being deposited with a nationally recognized overnight carrier service for delivery to such address, or when delivered to such address by hand.

11.2 Quiet Enjoyment. Landlord agrees that upon Tenant’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

11.3 Lease not to be Recorded; Notice of Lease. Tenant agrees that it will not record this Lease. Contemporaneously herewith, Landlord and Tenant shall execute a Notice of Lease in the form attached hereto as Exhibit I. [Tenant to prepare Notice of Lease] Tenant shall be responsible for recording such Notice of Lease in the Middlesex County Registry of Deeds. Tenant agrees to execute, acknowledge and deliver a Notice of Termination of Lease in Tenant’s name in the form attached hereto as Exhibit I-1, upon its execution of this Lease which is to be held in escrow by Landlord until the expiration or earlier termination of this Lease.

11.4 Limitation of Landlord’s Liability. The term “Landlord” as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of title to said property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part

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of Landlord, shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of said leasehold interest or fee, as the case may be. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Building and in the rents and proceeds thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, members, directors, or stockholders of Landlord) ever be personally liable for any such liability.

11.5 Force Majeure. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, quarantine, infectious disease, epidemic, pandemic, public health emergency or crisis or other causes beyond such party’s reasonable control (any of the foregoing causes being referred to herein as “Force Majeure”) shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a “reasonable time,” and such time shall be deemed to be extended by the period of such delay. No event shall constitute “Force Majeure” unless (a) such event or circumstance is the actual cause of the subject delay; (b) such event or circumstance is not the result of any breach, negligence or willful misconduct of the party seeking to claim such Force Majeure; (c) each event or circumstance is not caused by the failure of a party to pay any sum of money; (d) such event or circumstance is beyond the reasonable expectation and control of the party seeking to claim such Force Majeure; (e) such party seeking to claim Force Majeure has taken all commercially reasonable actions to mitigate the subject delay and such party has given the other party notice of such Force Majeure event as soon as reasonably practicable, and in any event within five (5) business days after the party becomes aware of such Force Majeure. In no event shall any date set for performance under this Lease be extended by more than one day for each day that the subject Force Majeure exists. Tenant’s inability to pay any sums due Landlord hereunder shall in no way be affected or excused by any of the foregoing causes and shall in no event be deemed a Force Majeure event.

11.6 Landlord’s Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations, and such failure shall continue for a period of thirty (30) days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord (and to all mortgagees of which Tenant has notice) specifying the nature of Landlord’s alleged default. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of Landlord’s default, whether or not notice is given.

11.7 Relationship of the Parties. Nothing contained in this Lease shall be deemed or construed as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto, it being understood and agreed that no provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.

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11.8 Confidentiality Agreement. Each party hereto will maintain the confidentiality of this Lease and will not divulge the economic or other terms of this Lease, whether verbally or in writing, to any person, other than such party’s officers, directors, members, partners or shareholders, attorneys, brokers, accountants and other professional consultants; any governmental agencies; pursuant to subpoena or other legal process; or in connection with a proposed sublease or assignment of the Premises or the re-financing or sale of the Building or Premises. The foregoing shall not apply to the initial-named Tenant, Landlord hereby acknowledges that Tenant is a public company and in connection therewith this Lease may be filed as part of any requirements of the Securities and Exchange Commission applicable to Tenant.

11.9 Brokerage. Landlord and Tenant warrant and represent to the other that the party making said warranty and representation has dealt with no broker in connection with the consummation of this Lease, other than Cushman & Wakefield and CBRE (“Tenant’s Broker”) and Newmark Frank (“Landlord’s Broker”) (collectively, the “Brokers”) and each agrees to indemnify, defend and hold the other harmless from and against any and all loss, cost, damage, claim or expense resulting from the breach of the foregoing representations and warranty. Landlord shall pay Landlord’s Broker pursuant to a separate agreement and shall have no obligation to pay Tenant’s Broker (who shall be compensated by Landlord’s Broker pursuant to a separate agreement between them).

11.10 Applicable Law and Construction; Merger; Jury Trial. This Lease may be executed in counterpart copies, and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. This Lease and the Exhibits attached hereto and forming a part hereof constitute all the covenants, promises, agreements, and understandings between Landlord and Tenant concerning the Premises and the Building and there are no covenants, promises, agreements or understandings, either oral or written, between them other than as are set forth in this Lease. Neither Landlord nor Landlord’s agents shall be bound to any representations with respect to the Premises, the Building or the Property except as herein expressly set forth, and all representations, either oral or written, shall be deemed to be merged into this Lease. Tenant shall and does hereby waive trial by jury in any action, proceeding, or claim brought by or against Landlord regarding any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant’s use or occupancy of the Premises. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words “Landlord” and “Tenant” appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

11.11 Consents. With respect to any provision of this Lease which either provides or is held to provide that Landlord shall not unreasonably withhold or unreasonably delay any consent or approval, Tenant shall not be entitled to make any claim for, and Tenant hereby expressly waives, any claim for damages, it being understood and agreed that Tenant’s sole remedy therefor shall be an action for specific performance.

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11.12 Authority. In the event the Tenant is a corporation, partnership or limited liability company, Tenant hereby represents and warrants that: the Tenant is a duly constituted corporation, partnership or limited liability company, as the case may be, qualified to do business in the Commonwealth of Massachusetts; that the person executing this Lease is duly authorized to execute and deliver this Lease on behalf of said corporation(s), partnership(s) or limited liability company(ies); and that the by-laws of Tenant authorize to enter into this Lease.

11.13 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Any facsimile or other electronic transmittal of original signature versions of this Lease shall be considered to have the same legal effect as execution and delivery of the original document and shall be treated in all manner and respects as the original document. Landlord and Tenant shall execute this Lease in wet ink, but all other lease documents executed from time to time shall be executed by means of DocuSign (or other commercially reasonable digital platform for electronic execution), unless the parties hereto agree otherwise. Execution of all other lease documents by means of DocuSign (or other agreed upon digital platform for electronic execution) is an acceptable form of execution and shall be valid and binding, having the same legal effect as execution with original wet ink signatures.

11.14 OFAC Compliance. Tenant hereby warrants and represents that: (a) neither Tenant nor any of its affiliates does business with, sponsors, or provides assistance or support to, the government of, or any person located in, any country, or with any other person, targeted by any of the economic sanctions of the United States administered by The Office of Foreign Assets Control (“OFAC”); Tenant is not owned or controlled (within the meaning of the regulations promulgating such sanctions or the laws authorizing such promulgation) by any such government or person; and any payments and/or proceeds received by Tenant under the terms of this Lease will not be used to fund any operations in, finance any investments or activities in or make any payments to, any country, or to make any payments to any person, targeted by any of such sanctions; (b) no funds tendered to Landlord by Tenant under the terms of this Lease are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws; (c) neither Tenant, nor any person controlling, controlled by, or under common control with, Tenant, nor any person having a beneficial interest in Tenant, nor any person for whom Tenant is acting as agent or nominee, nor any person providing funds to Tenant in connection with this Lease (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws; (iv) is a person or entity that resides or has a place of business in a country or territory which is designated as a Non-Cooperative Country or Territory by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (v) is a “Foreign Shell Bank” within the meaning of the Patriot Act (i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and

2892369_8

supervision); (vi) is a person or entity that resides in, or is organized under the laws of, a jurisdiction designated by the Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns; (vii) is an entity that is designated by the Secretary of the Treasury as warranting such special measures due to money laundering concerns; or (viii) is a person or entity that otherwise appears on any US.-government provided list of known or suspected terrorists or terrorist organizations. For purposes of this representation, the term “Anti-Money Laundering Laws” shall mean all laws, regulations and executive orders, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a financial institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations, and sanctions shall include, without limitation, the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), Executive Order 13224, the Bank Secrecy Act, 31 U.S.C. Section 531 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., the OFAC-administered economic sanctions, and laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

Signatures appear on the immediately following page

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WITNESS the execution hereof under seal as of the day and year first above written:

LANDLORD:

NDB PROPERTY OWNER 2, L.P.,
a Delaware limited partnership

By: NDB Holdings LLC
a Massachusetts limited liability company,
its authorized agent

By: Nordblom JV Manager, Inc.
a Massachusetts corporation,
its Manager

By: /s/ Adele Olivier
Adele Olivier
Senior Vice President

TENANT:

VERICEL CORPORATION

By: /s/ Michael Halpin
Michael Halpin
Chief Operating Officer

2892369_8

Exhibit A

Legal Description of the Land

Tract 4 (Unregistered Land) Proposed Lot 4 and Proposed Lot 4B:

That certain parcel of land located in Burlington, County of Middlesex, Commonwealth of Massachusetts, being Proposed Lot 4 and Proposed Lot 4B as shown on that certain plan of land entitled, "Plan of Land in Burlington, Massachusetts" prepared by Vanasse Hangen Brustlin, Inc., Date Issued: July 3, 2008, recorded with the Middlesex County (South District) Registry of Deeds as Plan No. 976 of 2008.

TOGETHER WITH the rights to pass and repass over Network Drive, and to use Network Drive for all purposes that streets and ways are commonly used in the Town of Burlington, Massachusetts, including installation and use of utilities, in common with all others lawfully entitled thereto including but not limited to rights in the Town of Burlington deriving from a Grant of Easement recorded with said Deeds in Book 28562, Page 151.

Together with the rights contained in that Declaration of Covenants and Cross Access and Easement Agreement by and among NetView 1, 2, 3, 4 and 9 LLC, NetView 5 and 6 LLC, NetView 7, 8 and 10 LLC and Bank of America, N.A., dated July 23, 2008 and recorded with said Deeds in Book 51481, Page 562, as amended by First Amendment of Declaration of Covenants and Cross Access and Easement Agreement dated November 19, 2008 and recorded with said Deeds in Book 51908, Page 397, as amended by Second Amendment of Declaration of Covenants and Cross Access and Easement Agreement dated June 30, 2011 and recorded with said Deeds in Book 57096, Page 215; as amended by Third Amendment of Declaration of Covenants and Cross Access and Easement Agreement dated September 24, 2012 and recorded with said deeds in Book 60146, Page 460.

Proposed Lot 4 also being described as follows:

Beginning at a point on the southerly sideline of Middlesex Turnpike approximately 190 feet east of Lot 4B, as shown on said plan, thence;

Said curve turning to the right, having a radius of 550.00 feet, and an arc distance of 258.45 feet; thence S 22° 00' 00" E for a distance of 8.43 feet to a point; thence

S 36° 45' 40" W for a distance of 191.31 feet to a point; thence

S 22° 00' 00" E for a distance of 300.00 feet to a point; thence S 36° 45' 40" W for a distance of 75.90 feet to a point; thence

N 78° 33' 25" W for a distance of 139.12 feet to the beginning of a curve; thence

Said curve turning to the left having a radius of 273.12 and an arc distance of 236.50 feet to the beginning of a non-tangential curve: thence

Said curve turning to the right having a radius of 541.12 feet, and an arc distance of 320.69 feet; thence S 85° 47' 07'' W for a distance of 111.87 feet to a point; thence

N 82° 48' 02" W for a distance of 387.57 feet to a point; thence

N 80° 25' 00" W for a distance of 188.68 feet to a point; thence

N 89° 51' 00" W for a distance of 170.23 feet to a point; thence

S 65° 28' 00" W for a distance of 94.51 feet to a point; thence

S 52° 26' 00" W for a distance of 75.41 feet to a point; thence

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S 43° 16' 00" W for a distance of 142.06 feet to a point; thence

S 38° 40' 25" W for a distance of 57.66 feet to a point; thence

N 36° 48' 26" W for a distance of 327.14 feet to a point; thence

N 42° 24' 43" E for a distance of 856.41 feet to a point; thence

N 19° 17' 46" E for a distance of 419.36 feet to a point; thence

N 14° 47' 53" W for a distance of 250.35 feet to the beginning of a non-tangential curve; thence

Said curve turning to the left through having a radius of 60.00 feet, and an arc distance of 70.05 feet to the beginning of a non-tangential curve; thence

Said curve turning to the right having a radius of 15.00 feet, and an arc distance of 10.47 feet; thence N 31° 37' 39" E for a distance of 6.25 feet to the beginning of a curve; thence

Said curve turning to the right having a radius of 30.00 feet, and an arc distance of 42.83 feet to the beginning of a non-tangential curve; thence

Said curve turning to the left having a radius of 790.00 feet, and an arc distance of 24.23 feet; thence S 68° 19' 18" E for a distance of 456.40 feet to the beginning of a curve; thence

Said curve turning to the right having a radius of 2460.00 feet, and an arc distance of 553.44 feet to a point of intersection with a non-tangential line; thence

S l 0° 05' 17" E for a distance of 24.06 feet to a point; thence S 30° 51' 42" W for a distance of 38.44 feet to a point; thence N 59° 08' 18" W for a distance of 6.17 feet to a point; thence

S 34° 03' 45" W for a distance of 77.36 feet to the beginning of a curve; thence

Said curve turning to the left through having a radius of 150.00 feet, and an arc distance of 166.71 feet; thence

S 29° 36' 52" E for a distance of 33.79 feel to a point; thence

S 19° 48' 47" E for a distance of 249.06 feet to the beginning of a curve; thence

Said curve turning to the right having a radius of 125.00 feet, and an arc distance of 296.04 feet; thence N 64 ° 07' 03" W for a distance of 131.72 feet to the beginning of a non-tangential curve; thence

Said curve turning to the left having a radius of 50.00 feet, and an arc distance of 129.82 feet to a point of intersection with a non-tangential line; thence

N 64° 07' 03" W for a distance of 691.28 feet to a point; thence S 24° 25' 15" W for a distance of 526.60 feet to a point; thence

S 52° 04' 14" E for a distance of 25.64 feet to the beginning of a curve; thence

Said curve turning to the left having a radius of 470.00 feet, and an arc distance of 321.37 feet; thence N 88° 45' 11" E for a distance of 83.18 feet to the beginning of a curve; thence

Said curve turning to the right having a radius of 500.00 feet, and an arc distance of 159.69 feet; thence S 72° 56' 53" E for a distance of67.17 feet to the beginning of a curve; thence

Said curve turning to the left having a radius of 220.00 feet, and an arc distance of 368.76 feet; thence N 11° 00' 46" E for a distance of 96.40 feet to a point; thence

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S 64° 07' 03" E for a distance of 119.60 feet to the beginning of a curve; thence

Said curve turning to the left having a radius of 175.00 feet, and an arc distance of 414.46 feet; thence

N 19° 48' 47" W for a distance of 249.80 feet to the beginning of a curve; thence

Said curve turning to the right having a radius of 180.00 feet, and an arc distance of 156.84 feet; thence N 30° 06' 35" E for a distance of 56.77 feet to a point; thence

N 59° 08' 18" W for a distance of 5.53 feet to a point; thence

N 30° 51' 42" E for a distance of 30.30 feet to a point; thence

N 78° 30' 10" E for a distance of27.93 feet to the beginning of a non-tangential curve; thence

Said curve turning to the right having a radius of 2460.00 feet, and an arc distance 189.05 feet to the point of beginning.

Containing 1,343,930 square feet

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EXHIBIT A-1

SITE PLAN

LIMIT OF WORK
BUILDING 25
LIMIT OF WORK
1
EXHIBIT A-1
SCALE: 1" = 30'-0"
SCALE: 1" = 30'-0"
60' 30' 15' 7.5' 0 30' 60'

SGA
200 HIGH ST, BOSTON, MA 02110
857 300 2610 | SGA-ARCH.COM

PROJECT TEAM:

CLIENT
NORDBLOM COMPANY
71 Third Avenue
Burlington, MA 01803

CM
THE RICHMOND GROUP
77 Main Street
Hopkinton, MA 01748

CIVIL
BSC GROUP
803 Summer Street
Boston, MA 02127
617.896.4300

MEP-FP
AHA CONSULTING ENGINEERS
24 Hartwell Avenue
Lexington, MA 02421
781.372.3000

STRUCTURAL
MCNAMARA SALVIA
101 Federal Street #1100
Boston, MA 02110
617.737.0040

LANDSCAPE ARCHITECT
MDLA
732 E Broadway
Boston, MA 02127
203.562.4788

GEO-TECH
GEI CONSULTANTS
400 Unicorn Park Drive #8
Woburn, MA 01801
781.721.400

SEAL / SIGNATURE

NOT FOR CONSTRUCTION

© Spagnolo Gisness & Associates, Inc.

PROJECT:

25 Network Drive cGMP

25 Network Drive, Burlington, MA 01803

Nordblom Company

REVISIONS:

No.	Date	Description

SUBMISSIONS:

Date	Issued For
06/20/21	Schematic Design
10/15/21	Site, Foundation, Elevator Package

SCALE
DATE ISSUED 08/25/21
PROJECT NO 5117.02
DRAWN BY HB
CHECKED BY NC/MD

SHEET TITLE:

EXHIBIT A-1

A-1-1

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EXHIBIT B

LANDLORD’S BASIS OF DESIGN DOCUMENT
AND LANDLORD/TENANT WORK MATRIX

[***]

B-1

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EXHIBIT B-1

ROOFTOP AREA PLAN

[***]

B-1-1

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EXHIBIT C

COMMENCEMENT DATE NOTIFICATION

To:______________________________(Tenant)

____________________ (“Landlord”) and ________________ (“Tenant”) are parties to a lease (“Lease”) dated ______________________, 202_ of premises in a building located at_______________________, Massachusetts. Landlord hereby notifies Tenant that Commencement Date is ____________, the Rent Commencement Date is _____________, the first Lease Year commenced on _________ and will end on _________, and the Expiration Date is ________________. Although not required for this notification to be effective, we would appreciate your confirming the foregoing by signing the enclosed copy of this letter and returning it to us.

__________________________________

(Landlord)

By:_______________________________

Confirmed:
__________________________________

(Tenant)

By:______________________________

C-1

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EXHIBIT D
WORK CHANGE ORDER

Lease Date: ___________________________ Date: __________________________
Landlord: __________________________ Work Change Order No.: __________
Tenant: ___________________________
Building Address: ______________________________________________________________

[ ] Tenant directs Landlord to make the following additions to Landlord’s Work:

- OR –

[ ] Tenant has requested changes to the TIW that increase the cost of Landlord’s Work:

Description of additional work:

Work Change Order Amount:

Period of delay due to Work Change Order:
___________________________________________________________________________

Amount of Previous Work Change Orders:

This Work Change Order:

Total Amount of Work Change Orders:

Landlord approves this Work Change Order. The amount of this Work Change Order shall be deducted from the TI Allowance deposited by Landlord into the Escrow Account under the Construction Escrow Agreement, as set forth in Section 3.8 of the Lease, prior to Landlord commencing this Change Order work.

Tenant: Landlord:

By: _____________________________ By: _________________________
Title: ____________________________ Title: ________________________

D-1

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EXHIBIT E

RULES AND REGULATIONS

1.Campus Common Areas, such as sidewalks and other similar areas, shall not be obstructed by Tenant or used by Tenant for any purposes other than ingress and egress. No rubbish, litter, trash or material shall be placed, emptied, thrown or stored in those areas.

2.Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the exterior of the Building. Landlord shall have the right to designate and approve standard window coverings for the Premises.

3.Tenant shall cooperate fully with Landlord to assure the most effective operation of the Landlord-installed and maintained heating and air conditioning systems. Tenant shall not install, operate or maintain in the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent.

4.Tenant shall obtain Landlord’s approval before any use or disruption of the Park underground telecommunications infrastructure.

5.Tenant shall not use the Premises so as to cause any increase above normal insurance premiums on the Building. The foregoing prohibition shall not apply to the initial named Tenant, Vericel Corporation; however, any subtenant or assignee shall be subject to this Rule 5.

6.No bicycles (other than within any spaces designated specifically for bike storage), or vehicles of any kind (other than forklifts on the first floor and pallet jacks utilized on all floors) shall be brought into or kept in the Building. No animals, with the exception of those assisting disabled persons, shall be brought into the Building or kept in or about the Premises.

7.No space in the Building shall be used for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

8.Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils.

9.The water, lavatories and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed and no sweepings, rubbish, rags, acid or like substance shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

10.Landlord reserves the right to establish, modify, and enforce reasonable parking rules and regulations, provided such rules and obligations do not diminish Tenant’s rights under the Lease.

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11.At no time shall Tenant permit its agents, employees, contractors, guests or invitees to smoke in the Building.

12.Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Premises, their occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures, provided such systems and procedures do not diminish Tenant’s access rights under the Lease.

13.Landlord shall have the right to prohibit the use of the name of the Park or any other publicity by Tenant that in Landlord’s sole opinion might impair the reputation of the Park or its desirability. Tenant shall have the ability to submit requests for publicity uses of the Premises to the Landlord for approval, which will not be unreasonably denied.

14.Tenant shall not operate or permit to be permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

15.Tenant shall not use or occupy the Premises in any manner or for any purpose which in Landlord’s sole opinion might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

16.Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above action.

17.All contractors, contractor’s representatives and installation technicians performing work in the Building or on the Property shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time. All of the aforementioned parties will be required to submit a Certificate of Insurance, in accordance with the Lease, to the Landlord before beginning any work.

18.Deliveries to and from the Premises shall be made only in the areas reasonably designated by the Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any occupant of adjacent properties, or of the Campus Common Areas of the Park, or pedestrian use, or any use which is inconsistent with good

2892369_8

business practice. Tenant shall assume all risk for damage to articles moved and injury to any person resulting from the activity.

19.Excluding vehicles used for routine transport of waste, materials and goods to the Building in the ordinary course of Tenant’s business operations, Landlord shall have the right to approve the weight, size, or location of heavy equipment in and about the Building, which approval shall not be unreasonably withheld. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s property shall be repaired at Tenant’s sole expense.

20.Tenant shall not: (a) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance; or (b) solicit business or distribute or cause to be distributed in any portion of the Park prior to submitting Tenant’s application for such variance handbills, promotional materials or other advertising, without Landlord approval.

21.No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building or the Property, except those of such color size and style and in such places as are first approved in writing by Landlord and except as otherwise provided in the Lease.

22.Landlord reserves the right at any time to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to impose additional reasonable rules and regulations when in its judgment deems it necessary, desirable or proper for its best interest and for the best interest of the tenants and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant, provided such rules and regulations do not diminish Tenant’s rights under the Lease. Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant however resulting of any rules or regulations at any time prescribed for the Building.

2892369_8

EXHIBIT E-1

CONSTRUCTION RULES AND REGULATIONS

[***]

E-1-1

2892369_8

EXHIBIT F

FORM TENANT ESTOPPEL CERTIFICATE

TO: _______________________ (“Mortgagee” or “Purchaser”)

THIS IS TO CERTIFY THAT:

1. The undersigned is the tenant (the “Tenant”) under that certain lease (the “Lease”) dated __________, 20_, by and between ____________ as landlord (the “Landlord”), and Tenant, covering those certain premises commonly known and designated as _______________ (the “Premises”) in the building located at ______________, ________________, Massachusetts.

2. The Lease is attached hereto as Exhibit A and (i) constitutes the entire agreement between the undersigned and the Landlord with respect to the Premises, (ii) is the only Lease between the undersigned and the Landlord affecting the Premises and (iii) has not been modified, changed, altered or amended in any respect, except (if none, so state):
_________________________________________

_________________________________________

3. Tenant has accepted and now occupies the Premises as of the date hereof, and all improvements, if any, required by the terms of the Lease to be made by the Landlord have been completed and all construction allowances to be paid by Landlord have been paid. In addition, the undersigned has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other economic inducement or concession except (if none, so state):
___________________________________________

___________________________________________

4.     1. The term of the Lease began (or is scheduled to begin) on _________ , 20___ and will expire on _________, 20__;

2. The fixed rent for the Premises has been paid to and including _______________, 20__;

3. The fixed rent being paid pursuant to the Lease is at the annual rate of $____________; and

4. The amounts payable by Tenant under the Lease for taxes and operating costs are currently $______, based on a pro rata share of ______%, and have been reconciled through _______, 20__.

2892369_8

5. (i) No party to the Lease is in default, (ii) the Lease is in full force and effect, (iii) the rental payable under the Lease is accruing to the extent therein provided thereunder, (iv) as of the date hereof the undersigned has no charge, lien or claim of off-set (and no claim for any credit or deduction) under the Lease or otherwise, against rents or other charges due or to become due thereunder or on account of any prepayment of rent more than one (1) month in advance of its due date, and (v) Tenant has no claim against Landlord for any security, rental, cleaning or other deposits, except (if none, so state):
_____________________________________________

_____________________________________________

6. Since the date of the Lease there are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy, reorganization, arrangement, moratorium or similar laws of the United States, any state thereof of any other jurisdiction.

7. Tenant has not sublet, assigned or hypothecated or otherwise transferred all or any portion of Tenant’s leasehold interest.

8. Neither Tenant nor Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, nor does Tenant have any right to terminate the Lease, except (if none, so state):

_____________________________________________

_____________________________________________

2892369_8

9. Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor any right or interest with respect to the Premises or the real property of which the Premises are a part. Tenant has no right to renew or extend the term of the Lease or expand the Premises except (if none, so state):

10. The undersigned acknowledges that the parties named herein are relying upon this estoppel certificate and the accuracy of the information contained herein in making a loan secured by the Landlord’s interest in the Premises, or in connection with the acquisition of the Property of which the Premises is a part.

EXECUTED UNDER SEAL AS OF _____________, 20__.

TENANT:

_____________________________

By: _______________________
Name:
Title:

Duly Authorized

2892369_8

EXHIBIT G

LANDLORD’S CONSENT AND WAIVER

WHEREAS, _________________________ (the “Tenant”) has or is about to enter into certain financing agreements with ___________ ______________________ (the “Bank”) pursuant to which the Bank has been or may be granted a security interest in certain property of the Tenant; and

WHEREAS, Tenant is the tenant, pursuant to a lease agreement by and between Tenant and the undersigned (the “Landlord”) dated as of ___________________ (the “Lease”), of certain demised premises contained in the building located at the following address:

_________________________________

_________________________________

_________________________________

and more particularly described in the Lease (the “Premises”);

NOW, THEREFORE, for valuable consideration, the Landlord agrees, for as long as Tenant remains indebted to the Bank, as follows:

(a) Landlord acknowledges and agrees that the personal property of Tenant (which for purposes hereof shall not include computer wiring, telephone wiring and systems, and demountable partitions) in which the Bank has been granted a security interest (the “Bank Collateral”) may from time to time be located on the Premises;

(b) Landlord subordinates, waives, releases and relinquishes unto the Bank, its successors or assigns, all right, title and interest, if any, which the Landlord may otherwise claim in and to the Bank Collateral, except as provided in subparagraph (d) hereinbelow;

(c) Upon providing the Landlord with at least five (5) business days’ prior written notice that Tenant is in default of its obligations to the Bank, the Bank shall then have the right to enter the Premises during business hours for the purpose of removing said Bank Collateral, provided (i) the Bank completes the removal of said Bank Collateral within ten (10) business days following said first written notice of default, and (ii) the Bank restores any part of the Premises which may be damaged by such removal to its condition prior to such removal in an expeditious manner not to exceed ten (10) business days following said first written notice of default;

(d) Upon receipt of written notice from Landlord of the expiration or earlier termination of the Lease, the Bank shall have ten (10) business days to enter the Premises during business hours, remove said Bank Collateral, and restore any part of the Premises which may be damaged by such removal to its condition prior to such removal. If the Bank fails to so remove the Bank Collateral, the Bank agrees that the Bank Collateral shall thereupon be deemed subject to the yield up provisions of the Lease, so the Landlord may treat the Bank Collateral as

2892369_8

abandoned, deem it Landlord’s property, if Landlord so elects, and retain or remove and dispose of it, all as provided in the Lease;

(e) All notices and other communications under this Landlord’s Consent and Waiver shall be in writing, and shall be delivered by hand, by a nationally recognized commercial next day delivery service, or by certified or registered mail, return receipt requested, and sent to the following addresses:

if to the Bank:

____________________________

____________________________

Attention:

with a copy to:
____________________________

____________________________

if to the Landlord: c/o Nordblom Management Company, Inc.
Third Avenue
Burlington, MA 01803

Such notices shall be effective (a) in the case of hand deliveries, when received, (b) in the case of a next day delivery service, on the next business day after being placed in the possession of such delivery service with next day delivery charges prepaid, and (c) in the case of mail, five (5) days after deposit in the postal system, certified or registered mail, return receipt requested and postage prepaid. Either party may change its address and telecopy number by written notice to the other as provided above; and

(f) The Bank shall indemnify and hold harmless the Landlord for any and all damage caused as a result of the exercise of the Bank’s rights hereunder.

This Landlord’s Consent and Waiver may not be changed or terminated orally and inures to the benefit of and is binding upon the Landlord and its successors and assigns, and inures to the benefit of and is binding upon the Bank and its successors and assigns.

IN WITNESS WHEREOF, Landlord and Bank have each executed this Landlord’s Consent and Waiver or caused it to be executed by an officer thereunto duly authorized, and the appropriate seal to be hereunto affixed, this ____ day of _________, 200_.

LANDLORD:

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_________________________________

By: (Name)
(Title)

BANK:

______________________________

By: (Name)
(Title)

COMMONWEALTH OF MASSACHUSETTS

__________ County, ss.

On this _____ day of _______, 200__, before me, the undersigned Notary Public, personally appeared the above-named , proved to me by satisfactory evidence of identification, being (check whichever applies): □ driver’s license or other state or federal governmental document bearing a photographic image, □ oath or affirmation of a credible witness known to me who knows the above signatories, or □ my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by her/him voluntarily for its stated purpose.

_____________________________

Print Name: _______________________

My commission expires: _____________

STATE OF ___________

__________ County, ss.

On this _____ day of _______, 200__, before me, the undersigned Notary Public, personally appeared the above-named , proved to me by satisfactory evidence of identification, being (check whichever applies): □ driver’s license or other state or federal governmental document bearing a photographic image, □ oath or affirmation of a credible witness known to me who knows the above signatories, or □ my own personal knowledge of the identity of the signatory, to be the person whose name is signed

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above, that he/she signed it as _________________ for _______________________, and acknowledged the foregoing to be signed by her/him voluntarily for its stated purpose.

_________________________________
Print Name: _______________________

My commission expires: _____________

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EXHIBIT H

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___________

ISSUANCE DATE: ___________, _____

BENEFICIARY: ISSUING BANK:

_______________________ ____________________

APPLICANT: MAXIMUM/AGGREGATE
CREDIT AMOUNT:
_______________________ USD $_______________
_______________________
_______________________

EXPIRATION:__________________

LADIES AND GENTLEMEN:

We hereby establish our irrevocable letter of credit in your favor for account of the Applicant up to an aggregate amount not to exceed ____________ __________________________ US Dollars ($_________) available by your draft(s) drawn on ourselves at sight accompanied by:

The original Letter of Credit and all amendment(s), if any.

Your statement, purportedly signed by an authorized officer or signatory of the Beneficiary certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to Section 4.4 of the lease (the “Lease”) dated _________ ___, ____ by and between _________________, as Landlord, and ___________________, as Tenant, relating to the premises at ____________________________.

Draft(s) must indicate name and issuing bank and credit number and must be presented at this office. Drawings may also be presented via facsimile transmission at facsimile number [______________].

You shall have the right to make multiple and partial draws against this Letter of Credit, from time to time.

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This Letter of Credit is transferrable by Beneficiary from time to time in accordance with the provisions of Section 4.4 of the Lease.

This Letter of Credit shall expire at our office on ________________, ____ (the “Stated Expiration Date”).

It is a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year periods from such Stated Expiration Date, unless at least forty-five (45) days prior to such Stated Expiration Date) or any anniversary thereof) we shall notify the Beneficiary and the Applicant in writing by certified mail (return receipt) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.

We engage with you that all drafts drawn under and in compliance with the terms of this letter of credit will be duly honored within two (2) business days after presentation to us as described above.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the “International Standby Practice 1998 International Chamber of Commerce Publication 590 (ISP98).”

Very truly yours,

Authorized Signatory

H-2

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EXHIBIT I

FORM NOTICE OF LEASE

Pursuant to General Laws of Massachusetts, Chapter 183, Section 4, notice is hereby given of the Lease described below:

Date of Lease Execution: ____________________

Landlord: ,
a _________limited liability company, having an address of _____________________

Tenant: ,
a ______________, having an address of ______________

Premises: Approximately _____ rentable square feet located on the _______ floor of the building (the “Building”) known and numbered as _____________________, Massachusetts, and more fully described in the legal description attached hereto as Exhibit A.

Term of the Lease: _____________ years scheduled to commence on or about [_________] and expire on or about [___________].

Rights to
Extend: Tenant has the option to extend the term of the Lease for an additional period of ____years, as further described in the Lease. [IF NONE, DELETE]

Tenant’s Rights of
First Offer: Tenant has a right of first offer on (a) _________t located on the ______floor of the Building.as further described in the Lease. [IF NONE, DELETE]

Termination Right: _________________________________
[IF NONE, DELETE

Purchase Option: [IF NONE, STATE NONE]

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This Notice of Lease has been executed solely to give record notice of the Lease, and all of the terms, conditions and covenants thereof, which are incorporated herein by reference. In the event of any discrepancy between the provisions of the Lease and this Notice of Lease the provisions of the Lease shall take precedence and prevail over the provisions of this. Notice of Lease. This Notice of Lease is not intended to modify or amend the terms, conditions and covenants of the Lease, not shall it be deemed to vary or govern interpretation thereof.

In Witness Whereof, Landlord and Tenant have caused this Notice of Lease to be executed as of ______________________________, 20__.

Landlord:

______________________

By: __________________________________________

COMMONWEALTH / STATE OF ____________________ )

COUNTY OF ____________________ )

On this _____ day of _______________, 20__, before me, the undersigned notary public, personally appeared _______________, who proved to me through satisfactory evidence of identification, which was _____________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he / she signed it voluntarily, in his/her capacity as the _____________________ of ____________, for its stated purpose.

__________________________________
Notary Public
My commission expires:

2892369_8

TENANT:

_____________________

By: __________________________________________
Name: __________________________________________
Title: __________________________________________
Hereunto duly authorized

COMMONWEALTH /STATE OF ____________________ )

COUNTY OF ____________________ )

On this _____ day of _______________, 20__, before me, the undersigned notary public, personally appeared _______________, who proved to me through satisfactory evidence of identification, which was _____________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily, in his/her capacity as ________________ of ______________, for its stated purpose.

__
________________________________
Notary Public
My commission expires:

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EXHIBIT A TO NOTICE OF LEASE
LEGAL DESCRIPTION

Tract 4 (Unregistered Land) Proposed Lot 4 and Proposed Lot 4B:

That certain parcel of land located in Burlington, County of Middlesex, Commonwealth of Massachusetts, being Proposed Lot 4 and Proposed Lot 4B as shown on that certain plan of land entitled, "Plan of Land in Burlington, Massachusetts" prepared by Vanasse Hangen Brustlin, Inc., Date Issued: July 3, 2008, recorded with the Middlesex County (South District) Registry of Deeds as Plan No. 976 of 2008.

TOGETHER WITH the rights to pass and repass over Network Drive, and to use Network Drive for all purposes that streets and ways are commonly used in the Town of Burlington, Massachusetts, including installation and use of utilities, in common with all others lawfully entitled thereto including but not limited to rights in the Town of Burlington deriving from a Grant of Easement recorded with said Deeds in Book 28562, Page 151.

Together with the rights contained in that Declaration of Covenants and Cross Access and Easement Agreement by and among NetView 1, 2, 3, 4 and 9 LLC, NetView 5 and 6 LLC, NetView 7, 8 and 10 LLC and Bank of America, N.A., dated July 23, 2008 and recorded with said Deeds in Book 51481, Page 562, as amended by First Amendment of Declaration of Covenants and Cross Access and Easement Agreement dated November 19, 2008 and recorded with said Deeds in Book 51908, Page 397, as amended by Second Amendment of Declaration of Covenants and Cross Access and Easement Agreement dated June 30, 2011 and recorded with said Deeds in Book 57096, Page 215; as amended by Third Amendment of Declaration of Covenants and Cross Access and Easement Agreement dated September 24, 2012 and recorded with said deeds in Book 60146, Page 460.

Proposed Lot 4 also being described as follows:

Beginning at a point on the southerly sideline of Middlesex Turnpike approximately 190 feet east of Lot 4B, as shown on said plan, thence;

Said curve turning to the right, having a radius of 550.00 feet, and an arc distance of 258.45 feet; thence S 22° 00' 00" E for a distance of 8.43 feet to a point; thence

S 36° 45' 40" W for a distance of 191.31 feet to a point; thence

S 22° 00' 00" E for a distance of 300.00 feet to a point; thence S 36° 45' 40" W for a distance of 75.90 feet to a point; thence

N 78° 33' 25" W for a distance of 139.12 feet to the beginning of a curve; thence

Said curve turning to the left having a radius of 273.12 and an arc distance of 236.50 feet to the beginning of a non-tangential curve: thence

Said curve turning to the right having a radius of 541.12 feet, and an arc distance of 320.69 feet; thence S 85° 47' 07'' W for a distance of 111.87 feet to a point; thence

N 82° 48' 02" W for a distance of 387.57 feet to a point; thence

N 80° 25' 00" W for a distance of 188.68 feet to a point; thence

N 89° 51' 00" W for a distance of 170.23 feet to a point; thence

S 65° 28' 00" W for a distance of 94.51 feet to a point; thence

S 52° 26' 00" W for a distance of 75.41 feet to a point; thence

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S 43° 16' 00" W for a distance of 142.06 feet to a point; thence

S 38° 40' 25" W for a distance of 57.66 feet to a point; thence

N 36° 48' 26" W for a distance of 327.14 feet to a point; thence

N 42° 24' 43" E for a distance of 856.41 feet to a point; thence

N 19° 17' 46" E for a distance of 419.36 feet to a point; thence

N 14° 47' 53" W for a distance of 250.35 feet to the beginning of a non-tangential curve; thence

Said curve turning to the left through having a radius of 60.00 feet, and an arc distance of 70.05 feet to the beginning of a non-tangential curve; thence

Said curve turning to the right having a radius of 15.00 feet, and an arc distance of 10.47 feet; thence N 31° 37' 39" E for a distance of 6.25 feet to the beginning of a curve; thence

Said curve turning to the right having a radius of 30.00 feet, and an arc distance of 42.83 feet to the beginning of a non-tangential curve; thence

Said curve turning to the left having a radius of 790.00 feet, and an arc distance of 24.23 feet; thence S 68° 19' 18" E for a distance of 456.40 feet to the beginning of a curve; thence

Said curve turning to the right having a radius of 2460.00 feet, and an arc distance of 553.44 feet to a point of intersection with a non-tangential line; thence

S l 0° 05' 17" E for a distance of 24.06 feet to a point; thence S 30° 51' 42" W for a distance of 38.44 feet to a point; thence N 59° 08' 18" W for a distance of 6.17 feet to a point; thence

S 34° 03' 45" W for a distance of 77.36 feet to the beginning of a curve; thence

Said curve turning to the left through having a radius of 150.00 feet, and an arc distance of 166.71 feet; thence

S 29° 36' 52" E for a distance of 33.79 feel to a point; thence

S 19° 48' 47" E for a distance of 249.06 feet to the beginning of a curve; thence

Said curve turning to the right having a radius of 125.00 feet, and an arc distance of 296.04 feet; thence N 64 ° 07' 03" W for a distance of 131.72 feet to the beginning of a non-tangential curve; thence

Said curve turning to the left having a radius of 50.00 feet, and an arc distance of 129.82 feet to a point of intersection with a non-tangential line; thence

N 64° 07' 03" W for a distance of 691.28 feet to a point; thence S 24° 25' 15" W for a distance of 526.60 feet to a point; thence

S 52° 04' 14" E for a distance of 25.64 feet to the beginning of a curve; thence

Said curve turning to the left having a radius of 470.00 feet, and an arc distance of 321.37 feet; thence N 88° 45' 11" E for a distance of 83.18 feet to the beginning of a curve; thence

Said curve turning to the right having a radius of 500.00 feet, and an arc distance of 159.69 feet; thence S 72° 56' 53" E for a distance of 67.17 feet to the beginning of a curve; thence

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Said curve turning to the left having a radius of 220.00 feet, and an arc distance of 368.76 feet; thence N 11° 00' 46" E for a distance of 96.40 feet to a point; thence

S 64° 07' 03" E for a distance of 119.60 feet to the beginning of a curve; thence

Said curve turning to the left having a radius of 175.00 feet, and an arc distance of 414.46 feet; thence

N 19° 48' 47" W for a distance of 249.80 feet to the beginning of a curve; thence

Said curve turning to the right having a radius of 180.00 feet, and an arc distance of 156.84 feet; thence N 30° 06' 35" E for a distance of 56.77 feet to a point; thence

N 59° 08' 18" W for a distance of 5.53 feet to a point; thence

N 30° 51' 42" E for a distance of 30.30 feet to a point; thence

N 78° 30' 10" E for a distance of 27.93 feet to the beginning of a non-tangential curve; thence

Said curve turning to the right having a radius of 2460.00 feet, and an arc distance 189.05 feet to the point of beginning.

Containing 1,343,930 square feet

2892369_8

EXHIBIT I-1

FORM OF NOTICE OF TERMINATION OF LEASE

Reference is made to a certain Notice of Lease dated as of _________________, 20__, recorded with Middlesex County (South District) Registry of Deeds in Book _______ Page ____ (the “Notice of Lease”), pursuant to which Landlord and Tenant gave notice of a certain lease by and between ____________________________________ (“Landlord”) and ______ (“Tenant”), dated ____________ (as amended, the “Lease”) of a certain premises located at [ ] Network Drive in Burlington, Massachusetts, as more particularly described in the Notice of Lease (the “Premises”).

Landlord and Tenant hereby give notice that the Lease and the Notice of Lease are no longer in force or effect.

This instrument is executed as of ________________ ____, 20__ as a notice of termination of the aforesaid Lease and is not intended, nor shall it be deemed to vary or govern the interpretation of the terms and conditions thereof.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

I-1-1

2892369_8

LANDLORD:

______________________

COMMONWEALTH OF MASSACHUSETTS

County of Middlesex __________________________

On this _____ day of _________________, before me, the undersigned notary public, personally appeared, _____ proved to me through satisfactory evidence of identification, which was ___________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as the _____________________ of _____________________ in its capacity as manager of ___________ in its capacity as ___________________ of ________________

_____________________________
Signature and seal of notary
My commission expires:

[SIGNATURES CONTINUED ON NEXT PAGE]

I-1-2

2892369_8

TENANT:
_______________

COMMONWEALTH OF MASSACHUSETTS

County of Middlesex ___________, 20___

On this _____ day of _______________, 20__, before me, the undersigned notary public, personally appeared _________________________, proved to me through satisfactory evidence of identification, which was ___________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as __________________________ of ____________________-.
_______________________________
Signature and seal of notary
My commission expires:

I-1-3

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EXHIBIT J

FORM OF CONSTRUCTION ESCROW AGREEMENT

[***]

J-1

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EXHIBIT K

PRELIMINARY CONSTRUCTION SCHEDULE
(attached)

[***]
K-1

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